Exhibit 1.1

(English translation)

ARTICLES OF ASSOCIATION

OF

YANZHOU COAL MINING COMPANY LIMITED

(The Board of Directors was authorised pursuant to

resolution 7 passed in the 2004 Annual General Meeting

to make appropriate amendments to this Articles of Association)

ARTICLES OF ASSOCIATION

OF YANZHOU COAL MINING COMPANY LIMITED

Chapter 1	General Provisions	1
Chapter 2	The Company’s Objectives and Scope of Business	2
Chapter 3	Shares and Registered Capital	3
Chapter 4	Reduction of Capital and Repurchase of Shares	5
Chapter 5	Financial Assistance for Acquisition of Shares	8
Chapter 6	Share Certificates and Register of Shareholders	9
Chapter 7	Shareholders’ Rights and Obligations	14
Chapter 8	Shareholders’ General Meetings	17
Chapter 9	Special Procedures for Voting by a Class of Shareholders	29
Chapter 10	Board of Directors	32
Chapter 11	Secretary of the Board of Directors	44
Chapter 12	General Manager	45
Chapter 13	Supervisory Committee	47
	I Directors
	II Independent Directors
	III Board of Directors
Chapter 14	The Qualifications and Duties of the Directors, Supervisors, General Manager, Deputy General Managers and Other Senior Officers of the Company	50
Chapter 15	Financial and Accounting Systems, Profit Distribution and Internal Audit	57
Chapter 16	Appointment of Auditors	61
Chapter 17	Insurance	64
Chapter 18	Labour and Personnel Management Systems	64
Chapter 19	Trade Unions	65
Chapter 20	Merger and Division of the Company	65
Chapter 21	Dissolution and Liquidation	66
Chapter 22	Procedures for Amendment of the Company’s Articles of Association	69
Chapter 23	Dispute Resolution	69
Chapter 24	Supplementary	70

ARTICLES OF ASSOCIATION OF

YANZHOU COAL MINING COMPANY LIMITED

CHAPTER 1: GENERAL PROVISIONS

Article 1.	The Company is a joint stock limited company established in accordance with the “Company Law of the People’s Republic of China” (the “Company Law”), “State Council’s Special Regulations Regarding the Issue of Shares Overseas and the Listing of Shares Overseas by Companies Limited by Share” (the “Special Regulations”) and other relevant laws and regulations of the State.		MP1

The Company was established by way of promotion with the approval of the People’s Republic of China’s State Commission for Restructuring the Economic System on 24 September 1997, as evidenced by approval document Ti Gai Sheng [1997] no. 154 of 1997. It is registered with and has obtained a business licence from China’s State Administration Bureau of Industry and Commerce on 25 September 1997. The Company’s business licence number is: Qi Gu Lu Zong Fu Zi No. 003929-1/1.

The promoter of the Company is: Yankuang (Group) Corporation Ltd.

Article 2.	The Company’s registered Chinese name: The Company’s registered English name: Yanzhou Coal Mining Company Limited		MP2

Article 3.	The Company’s address	: 298 South Fushan Road	MP3
Zoucheng
Shandong Province
China
	Telephone number	: 0537-5383310
	Facsimile number	: 0537-5383311
	Postal code	: 273500

Article 4.	The Company’s legal representative is the Chairman of the board of directors of the Company.		MP4

Article 5.	The Company is a joint stock limited company which has perpetual existence.		MP5

Article 6.	The Company’s Articles of Association shall take effect from the date on which approval by the State Council’s foreign trade and economic authorities has been obtained.		MP6

From the date on which the Company’s Articles of Association come into effect, the Company’s Articles of Association shall constitute a legally binding document regulating the Company’s organisation and activities, and the rights and obligations between the Company and each shareholder and among the shareholders inter se.

Article 7.	The Company’s Articles of Association are binding on the Company and its shareholders, directors, supervisors, general manager, deputy general managers and other senior officers of the Company; all of whom are entitled, according to the Company’s Articles of Association, to make suggestions in respect of rights concerning the affairs of the Company.	MP7

A shareholder may take action against the Company pursuant to the Company’s Articles of Association and vice versa. A shareholder may also take action against another shareholder, the directors, supervisors, general manager, deputy general managers and other senior officers of the Company pursuant to the Company’s Articles of Association.

The actions referred to in the preceding paragraph include court proceedings and arbitration proceedings.

Article 8.	The Company may invest in other limited liability companies or joint stock limited companies. The Company’s liabilities to an invested company shall be limited to the amount of its capital contribution to the invested company.	MP8

Upon approval of the companies approving department authorised by the State Council, the Company may, according to its operating and management needs, operate as a holding company as prescribed in the second paragraph of Article 12 of the Company Law.

Article 9	Other senior officers of the Company refer to the Company’s financial officer-in-charge, chief engineer and secretary of the board.	Guide 11

CHAPTER 2: THE COMPANY’S OBJECTIVES AND

SCOPE OF BUSINESS

Article 10.	The Company’s objectives are:		MP9

	(a)	To comply with the laws and regulations in the market;

	(b)	To continue to explore business opportunities which are suitable for the Company;

	(c)	To fully utilise every resource of the Company;

	(d)	To place emphasis on the training of its employees and technological development;

	(e)	To provide the society with products which are competitive; and

	(f)	To use its best endeavours to maximise its profits.

Article 11.	The Company’s scope of business shall be consistent with and subject to the scope of business approved by the authority responsible for the registration of the Company.	MP10

The Company’s scope of business includes: The mining, selection and sale of coal; real estate development; cargo transportation; production and sale of knitted products, mining equipment, concrete and finished products; the provision of restaurant, housing and travel services; the storage, loading and discharge of coal in ports; inland water transports; commodity logistics service; repair of ships.

Subject to compliance with applicable laws and administrative regulations of the People’s Republic of China (“PRC”) the Company has the power to raise and borrow money which power includes (without limitation) the issue of debentures, the charging or mortgaging of part or whole of the Company’s business or properties and to provide guarantees or mortgages for the debts of third parties (including, without limitation, the subsidiaries or associated companies of the Company) in all types of circumstances.

CHAPTER 3: SHARES AND REGISTERED CAPITAL

Article 12.	There must, at all times, be ordinary shares in the Company. Subject to the approval of the companies approving department authorised by the State Council, the Company may, according to its requirements, create different classes of shares.	MP11

Article 13.	The shares issued by the Company shall each have a par value of Renminbi one yuan. “Renminbi” means the legal currency of the PRC.	MP12

Article 14.	Subject to the approval of the State Council Securities Policy Committee, the Company may issue shares to Domestic Investors and Foreign Investors.	MP13

“Foreign Investors” mean those investors who subscribe for the Company’s shares and who are located in foreign countries and in the regions of Hong Kong, Macau and Taiwan. “Domestic Investors” mean those investors who subscribe for the Company’s shares and who are located within the territory of the PRC.

Article 15.	Shares which the Company issues to Domestic Investors for subscription in Renminbi shall be referred to as “Domestic-Invested Shares”. Shares which the Company issues to Foreign Investors for subscription in foreign currencies shall be referred to as “Foreign-Invested Shares”.	MP14, App.3 9

Foreign-Invested Shares which are listed overseas are called “Overseas-Listed Foreign-Invested Shares”. “Foreign currencies” mean the legal currencies of countries or districts outside the PRC which are recognised by the foreign exchange authority of the State and which can be used to pay the share price to the Company.

Domestic-Invested Shares issued by the Company shall be referred to as “A Shares”. Overseas-Listed Foreign-Invested Shares issued by the Company and which are listed in Hong Kong shall be referred to as “H Shares”. H Shares as shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars. H Shares can also be listed on a stock exchange in the United States in the form of American Depository Receipts.

Article 16.	Subject to the approval of the companies approving department authorised by the State Council, the Company has issued a total of 3,074,000,000 ordinary shares, of which 1,670,000,000 ordinary shares, representing 54.33% of the total number of ordinary shares issued by the Company, were issued to the promoters at the time of establishment.	MP15, App.3 9

Article 17.	The share capital structure of the Company is as follows: 3,074,000,000 ordinary shares, of which (a) 1,670,000,000 shares, which represent 54.33% of the Company’s share capital, are held by Yankuang (Group) Corporation Ltd. as domestic legal person shares; (b) 1,224,000,000 shares, which represent 39.82% of the Company’s share capital, are held by the H Shares shareholders; and (c) 180,000,000 shares, which represent 5.85% of the Company’s share capital, are held by the A Shares shareholders.	MP16, App. 3 9

Article 18.	The Company’s board of directors may take all necessary action for the issuance of Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares after proposals for issuance of the same have been approved by the State Council’s securities authorities.	MP17

The Company may implement its proposal to issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares pursuant to the preceding paragraph within fifteen (15) months from the date of approval by the State Council’s securities authorities.

Article 19.	Where the total number of shares stated in the proposal for the issuance of shares include Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, such shares should be fully subscribed for at their respective offerings. If the shares cannot be fully subscribed for all at once due to special circumstances, the shares may, subject to the approval of the State Council’s securities authorities, be issued in separate branches.	MP18

Article 20.	The registered capital of the Company shall be RMB3,074,000,000. The Company shall register its registered capital with the state industry and commerce department and make the necessary filings with the companies approving department authorised by the State Council and the State Council’s securities authorities.	MP19

Article 21.	The Company may, based on its operating and development needs, authorise the increase of its capital pursuant to the Company’s Articles of Association.	MP20

The Company may increase its capital in the following ways:

(1) by offering new shares for subscription by specified or unspecified investors;

(2) by issuing new shares to its existing shareholders;

(3) by allotting bonus shares to its existing shareholders;

(4) by any other means which is permitted by law and administrative regulation.

After the Company’s increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of the Company’s Articles of Association, the issuance thereof should be made in accordance with the procedures set out in the relevant laws and administrative regulations.

Article 22.	Unless otherwise stipulated in the relevant laws or administrative regulations, shares in the Company shall be freely transferable and are not subject to any lien.	MP21, App.3 1(2)

Article 23	The Company shall not accept the Company’s shares as the object of a pledge.	Guide 28

CHAPTER 4: REDUCTION OF CAPITAL AND REPURCHASE OF SHARES

Article 24.	According to the provisions of the Company’s Articles of Association, the Company may reduce its registered capital.	MP22

Article 25.	The Company must prepare a balance sheet and an inventory of assets when it reduces its registered capital.	MP23, App.3 7(1)

The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution for reduction of capital and shall publish an announcement in a newspaper at least three (3) times within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receipt of the notice from the Company or, in the case of a creditor who does not receive such notice, within ninety (90) days of the date of the first public announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debt.

The Company’s registered capital may not, after the reduction in capital, be less than the minimum amount prescribed by law.

Article 26.	The Company may, in accordance with the procedures set out in the Company’s Articles of Association and with the approval of the relevant governing authority of the State, repurchase its issued shares under the following circumstances:	MP24

(1) cancellation of shares for the purposes of reducing its capital;

(2) merging with another company that holds shares in the Company;

(3) other circumstances permitted by laws and administrative regulations.

Article 27.	The Company may repurchase shares in one of the following ways, with the approval of the relevant governing authority of the State:	MP25

(1) by making a general offer for the repurchase of shares to all its shareholders on a pro rata basis;

(2) by repurchasing shares through public dealing on a stock exchange;

(3) by repurchasing shares outside of the stock exchange by means of an off-market agreement.

Article 28.	The Company must obtain the prior approval of the shareholders in a general meeting (in the manner stipulated in the Company’s Articles of Association) before it can repurchase shares outside of the stock exchange by means of an off-market agreement. The Company may, by obtaining the prior approval of the shareholders in a general meeting (in the same manner), release, vary or waive its rights under an agreement which has been so entered into.	MP26

An agreement for the repurchase of shares referred to in the preceding paragraph includes (without limitation) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.

The Company may not assign an agreement for the repurchase of its shares or any right contained in such an agreement.

Article 29.	Shares which have been legally repurchased by the Company shall be cancelled within the period prescribed by law and administrative regulation, and the Company shall apply to the original companies registration authority for registration of the change in its registered capital.			MP27

The aggregate par value of the cancelled shares shall be deducted from the Company’s registered share capital.

Article 30.	Unless the Company is in the course of liquidation, it must comply with the following provisions in relation to repurchase of its issued shares:			MP28

	(1)	where the Company repurchases shares at par value, payment shall be made out of book surplus distributable profits of the Company or out of proceeds of a new issue of shares made for that purpose;

	(2)	where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value may be made out of the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

		(i)	if the shares being repurchased were issued at par value, payment shall be made out of the book surplus distributable profits of the Company;

		(ii)	if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose, provided that the amount paid out of the proceeds of the new issue shall not exceed the aggregate amount of premiums received by the Company on the issue of the shares repurchased nor shall it exceed the book value of the Company’s capital common reserve fund account (including the premiums on the new issue) at the time of the repurchase;

	(3)	the Company shall make the following payments out of the Company’s distributable profits:

		(i)	payment for the acquisition of the right to repurchase its own shares;

		(ii)	payment for variation of any contract for the repurchase of its shares;

		(iii)	payment for the release of its obligation(s) under any contract for the repurchase of shares;

	(4)	after the Company’s registered capital has been reduced by the aggregate par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for payment of the par value of shares which have been repurchased shall be transferred to the Company’s capital common reserve fund account.

CHAPTER 5: FINANCIAL ASSISTANCE FOR ACQUISITION OF SHARES
Article 31.	The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to a person who is acquiring or is proposing to acquire shares in the Company. This includes any person who directly or indirectly incurs any obligations as a result of the acquisition of shares in the Company (the “Obligor”).		MP29

The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to the Obligor for the purposes of reducing or discharging the obligations assumed by such person.

This Article shall not apply to the circumstances specified in Article 33 of this Chapter.

Article 32.	For the purposes of this Chapter, “financial assistance” includes (without limitation) the following:		MP30

	(1)	gift;

	(2)	guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the Obligor), compensation (other than compensation in respect of the Company’s own default) or release or waiver of any rights;

	(3)	provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of rights under, such loan or agreement;

	(4)	any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

For the purposes of this Chapter, “assumption of obligations” includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the Obligor or jointly with other persons) or by any other means which results in a change in his financial position.

Article 33.	The following actions shall not be deemed to be activities prohibited by Article 31 of this Chapter:		MP31

	(1)	the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of some larger purpose of the Company;

	(2)	the lawful distribution of the Company’s assets by way of dividend;

	(3)	the allotment of bonus shares as dividends;

	(4)	a reduction of registered capital, a repurchase of shares of the Company or a reorganisation of the share capital structure of the Company effected in accordance with the Company’s Articles of Association;

	(5)	the lending of money by the Company within its scope of business and in the ordinary course of its business, where the lending of money is part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits);

	(6)	contributions made by the Company to the employee share ownership schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits).

CHAPTER 6: SHARE CERTIFICATES AND REGISTER OF SHAREHOLDERS

Article 34.	Share certificates of the Company shall be in registered form.		MP32

The share certificate of the Company shall, aside from matters required by the Company Law and the Special Regulations, also contain other matters required to be stated therein by the stock exchange(s) on which the Company’s shares are listed.

Article 35.	Share certificates of the Company shall be signed by the Chairman of the Company’s board of directors. Where the stock exchange(s) on which the Company’s shares are listed require other senior officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior officer(s). The share certificates shall take effect after being sealed or imprinted with the seal of the Company. The share certificate shall only be sealed with the Company’s seal under the authorisation of the board of directors. The signatures of the Chairman of the board of directors or other senior officer(s) of the Company may be printed in mechanical form.		MP33, C.1 Zheng Jian Hai Han [1995] No. 1 App.3 2(1)

Article 36.	The Company shall keep a register of shareholders which shall contain the following particulars:		MP34

	(1)	the name (title) and address (residence), the occupation or nature of each shareholder;

	(2)	the class and quantity of shares held by each shareholder;

	(3)	the amount paid-up on or agreed to be paid-up on the shares held by each shareholder;

	(4)	the share certificate number(s) of the shares held by each shareholder;

	(5)	the date on which each person was entered in the register as a shareholder;

	(6)	the date on which any shareholder ceased to be a shareholder.

Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders’ shareholdings in the Company.

Article 37.

The Company may, in accordance with the mutual understanding and agreements made between the State Council Securities Policy Committee and overseas securities regulatory organisations, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such register of shareholders. The original register of shareholders for holders of H Shares shall be maintained in Hong Kong.

MP35, C.2 Zheng Jian Hai Han [1997] No. 1 App.13 Pt.D 1(b)

A duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company’s residence. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate register of shareholders at all times.

If there is any inconsistency between the original and the duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares, the original register of shareholders shall prevail.

Article 38.	The Company shall have a complete register of shareholders which shall comprise the following parts:		MP36

	(1)	the register of shareholders which is maintained at the Company’s residence (other than those share registers which are described in sub-paragraphs (2) and (3) of this Article);

	(2)	the register of shareholders in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company which is maintained in the same place as the overseas stock exchange on which the shares are listed; and

	(3)	the register of shareholders which are maintained in such other place as the board of directors may consider necessary for the purposes of the listing of the Company’s shares.

Article 39.	Different parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the
	register.		MP37

Amendments or rectification of the register of shareholders shall be made in accordance with the laws of the place where the register of shareholders is maintained.

Article 40.	All Overseas-Listed Foreign-Invested Shares listed in Hong Kong which have been fully paid-up may be freely transferred in accordance with the Company’s Articles of Association. However, unless such transfer complies with the following requirements, the board of directors may refuse to recognise any
	instrument of transfer and would not need to provide any reason therefor:		C.12 Zheng Jian Hai Han [1995] No. 1

	(1)	a fee of HK$2.50 per instrument of transfer or such higher amount as may be agreed by the Stock Exchange has been paid to the Company for registration of the instrument of transfer and other documents relating to or which will affect the right of ownership of the shares;	App.3 1(1)

	(2)	the instrument of transfer only relates to Foreign-Listed Foreign-Invested Shares listed in Hong Kong;

(3) the stamp duty which is chargeable on the instrument of transfer has already been paid;

(4) the relevant share certificate(s) and any other evidence which the board of directors may reasonably require to show that the transferor has the right to transfer the shares have been provided;

(5) if it is intended that the shares be transferred to joint owners, the maximum number of joint owners shall not be more than four (4);	App.3 1(3)

(6) the Company does not have any lien on the relevant shares.	App.3 1(2)

If the Company refuses to register any transfer of shares, the Company shall within two (2) months of formal application for the transfer provide the transferor and transferee with a notice of refusal to register such transfer.

The promoter may not transfer any of the shares which it holds in the Company within a period of three (3) years from the date of establishment of the Company.

The directors, supervisors, general manager, deputy general managers and other senior officers of the
Company shall report the number of shares which they hold in the Company and may not transfer such shares during their term of office.

Article 41.	No change may be made in the register of shareholders as a result of a transfer of shares within thirty (30)
days prior to the date of a shareholders’ general meeting or within five (5) days before the record date for
the Company’s distribution of dividends.	MP38

Article 42.	When the Company needs to determine the rights attaching to shares in the Company for the purposes of convening a shareholders’ meeting, for dividend distribution, for liquidation or for any other purpose, the board of directors shall decide on a date for the determination of rights attaching to shares in the Company.
The shareholders of the Company shall be such persons who appear in the register of shareholders at the
close of such determination date.	MP39

Article 43.	Any person aggrieved and claiming to be entitled to have his name (title) entered in or removed from the
register of shareholders may apply to a court of competent jurisdiction for rectification of the register.	MP40

Article 44.	Any person who is a registered shareholder or who claims to be entitled to have his name (title) entered in the register of shareholders in respect of shares in the Company may, if his share certificate (the “original certificate”) relating to the shares is lost, apply to the Company for a replacement share certificate in
respect of such shares (the “Relevant Shares”).	MP41, App.3 7(1)

Application by a holder of Domestic-Invested Shares, who has lost his share certificate, for a replacement share certificate shall be dealt with in accordance with Article 150 of the Company Law.

Application by a holder of Overseas-Listed Foreign Shares, who has lost his share certificate, for a replacement share certificate may be dealt with in accordance with the law of the place where the original register of shareholders of holders of Overseas-Listed Foreign-Invested Shares is maintained, the rules of the stock exchange or other relevant regulations.

The issue of a replacement share certificate to a holder of H Shares, who has lost his share certificate, shall comply with the following requirements:

(1)	The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration (i) stating the grounds upon which the application is made and the circumstances and evidence of the loss; and (ii) declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

(2)	The Company has not received any declaration made by any person other than the applicant declaring that his name shall be entered into the register of shareholders in respect of such shares before it decides to issue a replacement share certificate to the applicant.

(3)	The Company shall, if it intends to issue a replacement share certificate, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety (90) consecutive days in such newspapers as may be prescribed by the board of directors.

(4)	The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the stock exchange on which its shares are listed, a copy of the notice to be published and may publish the notice upon receipt of confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the stock exchange for a period of ninety (90) days.

In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.

	(5)	If, by the expiration of the 90 day period referred to in paragraphs (3) and (4) of this Article, the Company has not have received any challenge from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application.

	(6)	Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the original share certificate and document the cancellation of the original share certificate and issuance of a replacement share certificate in the register of shareholders accordingly.

	(7)	All expenses relating to the cancellation of an original share certificate and the issuance of a replacement share certificate shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable security is provided by the applicant therefor.

Article 45.	Where the Company issues a replacement share certificate pursuant to the Company’s Articles of Association and a bona fide purchaser acquires or becomes the registered owner of such shares, his name (title) shall not be removed from the register of shareholders.		MP42

Article 46.	The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issuance of the replacement share certificate unless the claimant is able to prove that the Company has acted in a deceitful manner.		MP43

CHAPTER 7: SHAREHOLDERS’ RIGHTS AND OBLIGATIONS
Article 47.	A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders.		MP44, App.3 9

A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him; shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.

Article 48.	The ordinary shareholders of the Company shall enjoy the following rights:		MP45

	(1)	the right to receive dividends and other distributions in proportion to the number of shares held;

	(2)	the right to attend or appoint a proxy to attend shareholders’ general meetings and to vote thereat;

(3)	the right of supervisory management over the Company’s business operations and the right to present proposals or to raise queries;

(4)	the right to transfer, grant or pledge shares so held in accordance with laws, administrative regulations and provisions of the Company’s Articles of Association;				Guide 35(5)

(5)	the right to obtain relevant information in accordance with the provisions of the Company’s Articles of Association, including:

	(i)	the right to obtain a copy of the Company’s Articles of Association, subject to payment of costs;

	(ii)	the right to inspect and copy, subject to payment of a reasonable fee:

		(a)	all parts of the register of shareholders;

		(b)	personal particulars of each of the Company’s directors, supervisors, general manager, deputy general managers and other senior officers, including:

			(aa)	present and former name and alias;

			(bb)	principal address (place of residence);

			(cc)	nationality;

			(dd)	primary and all other part-time occupations and duties;

			(ee)	identification documents and the numbers thereof;

		(c)	report on the state of the Company’s share capital;

(d)	reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of the last accounting year and the aggregate amount paid by the Company for this purpose;

		(e)	minutes of shareholders’ general meetings;

(6)	in the event of the termination or liquidation of the Company, the right to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

	(7)	other rights conferred by laws, administrative regulations and the Company’s Articles of Association.

Article 49.	The ordinary shareholders of the Company shall assume the following obligations:		MP46

	(1)	to comply with the Company’s Articles of Association;

	(2)	to pay subscription monies according to the number of shares subscribed and the method of subscription;

	(3)	other obligations imposed by laws, administrative regulations and the Company’s Articles of Association.

Shareholders are not liable to make any further contribution to the share capital other than according to the terms which were agreed by the subscriber of the relevant shares at the time of subscription.

Article 50.	In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which the Company’s shares are listed, a controlling shareholder (as such term is defined in the following Article) shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:		MP47

	(1)	to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

	(2)	to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the Company’s assets in any way, including (without limitation) opportunities which are beneficial to the Company;

	(3)	to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including (without limitation) rights to distributions and voting rights (save pursuant to a restructuring which has been submitted for approval by the shareholders in a general meeting in accordance with the Company’s Articles of Association).

Article 51.	For the purpose of the foregoing Article, a “controlling shareholder” means a person who satisfies any one of the following conditions:		MP48

	(1)	a person who, acting alone or in concert with others, has the power to elect more than half of the board of directors;

	(2)	a person who, acting alone or in concert with others, has the power to exercise or to control the exercise of 30 % or more of the voting rights in the Company;

	(3)	a person who, acting alone or in concert with others, holds 30 % or more of the issued and outstanding shares of the Company;

	(4)	a person who, acting alone or in concert with others, has de facto control of the Company in any other way.

Article 52.	The controlling shareholders of the Company and persons in actual control of the Company have fiduciary duties towards the Company and the public shareholders. The controlling shareholders shall exercise his rights as investors strictly in accordance with the laws. The controlling shareholders cannot damage the lawful rights of the Company and public shareholders by means of connected transaction, profit distribution, assets restructuring, external investment, use of capital and loan guarantee etc.

Article 53.	A sound investor relationship management working system shall be established, and the communication and interaction with the shareholders especially the public shareholders shall be initiated and strengthened through various ways.

CHAPTER 8: SHAREHOLDERS’ GENERAL MEETINGS

Article 54.	The shareholders’ general meeting is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.		MP49

Article 55.	The shareholders’ general meeting shall have the following functions and powers:		MP50

	(1)	to decide on the Company’s operational policies and investment plans;

	(2)	to elect and replace directors and to decide on matters relating to the remuneration of directors;

	(3)	to elect and replace supervisors who represent the shareholders and to decide on matters relating to the remuneration of supervisors;

	(4)	to examine and approve the board of directors’ reports;

	(5)	to examine and approve the supervisory committee’s reports;

	(6)	to examine and approve the Company’s proposed annual preliminary and final financial budgets;

	(7)	to examine and approve the Company’s profit distribution plans and loss recovery plans;

	(8)	to decide on the increase or reduction of the Company’s registered capital;

	(9)	to decide on matters such as merger, division, dissolution and liquidation of the Company;

	(10)	to decide on the issue of debentures by the Company;

	(11)	to decide on the appointment, dismissal and non-reappointment of the accountants of the Company;

	(12)	to amend the Company’s Articles of Association;

	(13)	to consider motions raised by shareholders who represent 5 % or more of the total number of voting shares of the Company;

	(14)	to decide on other matters which, according to law, administrative regulation or the Company’s Articles of Association, need to be approved by shareholders in general meetings;

	(15)	matters which the shareholders in a general meeting may authorise the board of directors to carry out on its behalf or which they may sub-delegate to the board of directors.

Article 56.	A cumulative voting system shall be implemented in the election of directors (including independent directors) and supervisors (non-employee representative) at the shareholders’ general meeting of the Company.

When electing directors at the shareholders’ general meeting, the independent directors shall be elected separately with other members of the board of directors. Each share having voting rights held by a shareholder has the number of votes equal to the number of nominated directors. A shareholder may freely allocate his votes among the nominated directors, either to allocate to a number of persons, or to vote all his/her votes in favour of one person.

When electing supervisors at the shareholders’ general meeting, each share having voting rights held by a shareholder has the number of votes equal to the number of nominated supervisors. A shareholder may freely allocate his votes among the nominated supervisors, either to allocate to a number of persons, or to vote all his/her votes in favour of one person.

Article 57.	The Company shall not, without the prior approval of shareholders in a general meeting, enter into any contract with any person (other than a director, supervisor, general manager, deputy general manager or other senior officer) pursuant to which such person shall be responsible for the management and administration of the whole or any substantial part of the Company’s business.		MP51

Article 58.	Shareholders’ general meetings are divided into annual general meetings and extraordinary general meetings. Shareholders’ general meetings shall be convened by the board of directors. Annual general meetings are held once every year and within six (6) months from the end of the preceding financial year.		MP52

The board of directors shall convene an extraordinary general meeting within two (2) months of the occurrence of any one of the following events:

	(1)	where the number of directors is less than the number stipulated in the Company Law or two-thirds of the number specified in the Company’s Articles of Association;	Guide 44 IDGO5(1)

	(2)	where the unrecovered losses of the Company amount to one-third of the total amount of its share capital;

	(3)	where shareholder(s) singly or jointly holding 10 % or more of the Company’s issued and outstanding voting shares request(s) in writing for the convening of an extraordinary general meeting;

	(4)	whenever the board of directors deems necessary or the supervisory committee so requests;

	(5)	whenever more than a half of the independent directors so request.

Article 59.	When the Company convenes a shareholders’ general meeting, written notice of the meeting shall be given forty-five (45) days before the date of the meeting (when calculating the 45 days’ period, the date on which the meeting is held shall not be included) to notify all of the shareholders whose names appear in the share register of the matters to be considered and the date and place of the meeting. A shareholder who intends to attend the meeting shall deliver to the Company his written reply concerning his attendance at such meeting twenty (20) days before the date of the meeting.		MP53

Article 60.	When the Company convenes an annual general meeting, a shareholder singly or shareholders jointly holding 5% or more of the voting shares of the Company may propose new motions in writing, and the Company shall include in the agenda those issues in the motions which are within the functions of the general meeting.		Guide 12

Article 61.	In relation to the new motions that shareholders may propose in the annual general meeting in accordance with Article 60, the board of directors shall examine them according to the following principles:

	(1) Relevance. The board of directors shall examine the new motion. If the matter involved in the shareholder’s motion has direct connections with the Company and does not exceed the scope of authority of shareholders’ general meetings stipulated in laws, regulations and these Articles of Association, it shall be submitted to the general meeting for consideration. Motions not satisfying the above requirements shall not be put forward to the general meeting. In the event that the board of directors decides not to submit the shareholder’s motion to the general meeting for voting, the board should give an explanation at that general meeting.	Guide 13

(2) Procedure. The board of directors may decide on the procedural aspects involved in a shareholder’s motion. If the voting of the motion has to be split or combined, the consent of the shareholder who proposed the motion must be obtained. If the shareholder does not agree to the change, the chairman of the general meeting may put the procedural matter to the general meeting for a decision. The Chairman should follow the procedures of shareholders’ general meetings when conducting discussion.

Article 62.	The Company shall, based on the written replies which it receives from the shareholders twenty (20) days before the date of the shareholders’ general meeting, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting amount to more than one-half of the Company’s total voting shares, the Company may hold the meeting; if not, then the Company shall, within five (5) days, notify the shareholders by way of public announcement the matters to be considered at, and the place and date for, the meeting. The Company may then hold the meeting after publication of such announcement.	MP55

A shareholders’ extraordinary general meeting shall not decide on any matter not stated in the notice for the meeting.

Article 63.	A notice of a meeting of the shareholders of the Company shall satisfy the following criterion:	MP56

(1) be in writing;

(2) specify the place, date and time of the meeting;

	(3)	state the matters to be discussed at the meeting;

	(4)	provide such information and explanation as are necessary for the shareholders to make an informed decision on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase the shares of the Company, to reorganise its share capital, or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

	(5)	contain a disclosure of the nature and extent, if any, of the material interests of any director, supervisor, general manager, deputy general manager or other senior officer in the proposed transaction and the effect which the proposed transaction will have on them in their capacity as shareholders in so far as it is different from the effect on the interests of shareholders of the same class;

	(6)	contain the full text of any special resolution to be proposed at the meeting;

	(7)	contain a conspicuous statement that a shareholder entitled to attend and vote at such meeting is entitled to appoint one (1) or more proxies to attend and vote at such meeting on his behalf and that a proxy need not be a shareholder;

	(8)	specify the time and place for lodging proxy forms for the relevant meeting;

	(9)	state the registration date of the shares of shareholders who are entitled to attend the general meeting.	Guide 48

Article 64.	Notice of shareholders’ general meetings shall be served on each shareholder (whether or not such shareholder is entitled to vote at the meeting), by personal delivery or prepaid airmail to the address of the shareholder as shown in the register of shareholders. For the holders of Domestic-Invested Shares, notice of the meetings may also be issued by way of public announcement.		MP57, App.3 7 (1) & 7 (3)

The public announcement referred to in the preceding paragraph shall be published in one (1) or more national newspapers designated by the State Council Securities Policy Committee within the interval of forty-five (45) days to fifty (50) days before the date of the meeting; after the publication of such announcement, the holders of Domestic-Invested Shares shall be deemed to have received the notice of the relevant shareholders’ general meeting. Such public announcement shall be published in Chinese and English in accordance with Article 228.

Article 65.	The accidental omission to give notice of a meeting to, or the failure to receive the notice of a meeting by, any person entitled to receive such notice shall not invalidate the meeting and the resolutions adopted thereat.	MP58

Article 66.	Any shareholder who is entitled to attend and vote at a general meeting of the Company shall be entitled to appoint one (1) or more persons (whether such person is a shareholder or not) as his proxies to attend and vote on his behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorisation from that shareholder:	MP59

(1) the shareholders’ right to speak at the meeting;

(2) the right to demand or join in demanding a poll;

(3) the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one (1) proxy may only vote on a poll.

Article 67.	The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing, or if the appointor is a legal entity, either under seal or under the hand of a director or a duly authorised attorney.	MP60

Article 68.	The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointor, a notarially certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution.	MP61

If the appointor is a legal person, its legal representative or such person as is authorised by resolution of its board of directors or other governing body may attend any meeting of shareholders of the Company as a representative of the appointor.

Article 69.	Any form issued to a shareholder by the directors for use by such shareholder for the appointment of a proxy to attend and vote at meetings of the Company shall be such as to enable the shareholder to freely instruct the proxy to vote in favour of or against the motions, such instructions being given in respect of each individual matter to be voted on at the meeting. Such a form shall contain a statement that, in the absence of specific instructions from the shareholder, the proxy may vote as he thinks fit.	MP62

The Company has the right to request a proxy who attends a shareholders’ meeting to provide evidence of his or its identity.

If a shareholder which is a legal person appoints its legal representative to attend a meeting on its behalf, the Company has the right to request such legal representative to produce evidence of his or its identity and a notarially certified copy of the resolutions of such shareholder’s board of directors in respect of the appointment of the proxy or the power of attorney executed by such other organisation which has the capacity to appoint the proxy.

Article 70.	A vote given in accordance with the terms of a proxy shall be valid notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that the Company did not receive any written notice in respect of such matters before the commencement of the relevant meeting.	MP63

Article 71.

The Company shall, with its priority to ensure that the shareholders’ general meeting is legal and effective, enlarge the proportion of public shareholders participating in the shareholders’ general meeting through various manner and means including providing modern information technological means such as voting platform through internet.

When the five issues set out in paragraph 2 of Article 81 of the Articles of Association are proposed to be considered at the shareholders’ general meeting of the Company, domestic shareholders shall be given an online voting platform in addition to live meetings.

Online voting access for domestic shareholders shall be provided through internet service providers designated by China Securities Regulatory Commission and Shanghai Stock Exchange. The holders of Overseas Listed Foreign Invested Shares will not be provided with online voting access.

Upon completion of the voting process at the shareholders’ general meeting, the Company shall consolidate, in respect of each proposal, the voting results of live meeting, online voting and other forms of voting in accordance with the relevant regulation, then can make announcement. Before making formal announcement of the result of vote, the internet service providers of the shareholders’ general meeting, the Company and major shareholder have the obligation to keep the circumstances of the voting process confidential.

Article 72.	The board of directors, independent directors and shareholders qualified under the relevant regulation may collect voting rights at the shareholders’ general meeting from the shareholders of the Company. The voting rights shall be collected without compensation and full disclosure of information shall be made to the collectees.

Article 73.	Resolutions of shareholders’ general meetings shall be divided into ordinary resolutions and special resolutions.	MP64

An ordinary resolution must be passed by votes representing more than one-half of the voting rights represented by the shareholders (including proxies) present at the meeting.

A special resolution must be passed by votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting.

Article 74.	A shareholder (including a proxy), when voting at a shareholders’ general meeting, may exercise such voting rights as are attached to the number of voting shares which he represents. Each share shall have one (1) vote.	MP65

Article 75.	At any shareholders’ general meeting, a resolution shall be decided on a show of hands unless a poll is demanded:	MP66

(1) by the chairman of the meeting;

(2) by at least two (2) shareholders present in person or by proxy entitled to vote thereat;

(3) by one (1) or more shareholders present in person or by proxy and representing 10 % or more of all shares carrying the right to vote at the meeting,

before or after a vote is carried out by a show of hands.

Unless a poll is demanded, a declaration by the chairman that a resolution has been passed on a show of hands and the record of such in the minutes of the meeting shall be conclusive evidence of the fact that such resolution has been passed. There is no need to provide evidence of the number or proportion of votes in favour of or against such resolution.

The demand for a poll may be withdrawn by the person who demands the same.

Article 76.	A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.	MP67

Article 77.	On a poll taken at a meeting, a shareholder (including a proxy) entitled to two (2) or more votes need not cast all his votes in the same way.		MP68

Article 78.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be have a casting vote.		MP69

Article 79.	The following matters shall be resolved by an ordinary resolution at a shareholders’ general meeting:		MP70

	(1)	work reports of the board of directors and the supervisory committee;

	(2)	profit distribution plans and loss recovery plans formulated by the board of directors;

	(3)	removal of members of the board of directors and members of the supervisory committee, their remuneration and manner of payment;	App.3 4 (3)

	(4)	annual preliminary and final budgets, balance sheets and profit and loss accounts and other financial statements of the Company;

	(5)	the Company’s annual report;	Guide 64

	(6)	matters other than those which are required by the laws and administrative regulations or by the Company’s Articles of Association to be adopted by special resolution.

Article 80.	The following matters shall be resolved by a special resolution at a shareholders’ general meeting:		MP71

	(1)	the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;

	(2)	the issue of debentures of the Company;

	(3)	the division, merger, dissolution and liquidation of the Company;

	(4)	amendment of the Company’s Articles of Association;

	(5)	the repurchase of the Company’s shares;	Guide 65

	(6)	any other matters considered by the shareholders in general meeting, and resolved by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and should be adopted by a special resolution.

Article 81.	The Company shall establish and perfect the voting system for public shareholders in respect of significant issues.

The following issues or the relevant applications in relation to such issues proposed to the shareholders’
general meeting shall be only carried out upon approval at the shareholders’ general meeting and approval by the public shareholders representing more than half of the votes cast by the public shareholders present at the shareholders’ general meeting:

	(1)	Any issue of new shares by the Company to the public (including issue of Overseas Listed Foreign Invested Shares or other equity securities), issue of convertible debentures, placing of shares to existing shareholders (except those for which the controlling shareholders have undertaken to fully subscribe in cash before the shareholders’ general meeting is convened);

	(2)	Substantial assets restructuring of the Company where the total consideration for the assets proposed to be acquired is or higher than 20% of the audited net book value of such assets;

	(3)	Repayment of debts owing to the Company by any shareholder by means of his/her equity interests in the Company;

	(4)	Overseas listing of any subsidiaries of the Company which have a significant impact on the Company;

	(5)	Other relevant issues which may have a significant impact on the interests of the public shareholders in respect of the development of the Company.

Article 82.	Under circumstances as prescribed in the above article, after the Company making public announcement of the notice of shareholders’ general meeting, the notice of the shareholders’ general meeting shall be published once again within 3 days after the share registration day.

Article 83.	Shareholders or the supervisory committee who request for the convening of an extraordinary general meeting or a class meeting shall comply with the following procedures:		MP72 Guide 54

	(1)	Shareholder(s) singly or jointly holding in aggregate 10 % or more of the shares carrying the right to vote at the meeting sought to be held or the supervisory committee shall sign one (1) or more counterpart requisitions stating the object of the meeting and requiring the board of directors to convene a shareholders’ extraordinary general meeting or a class meeting thereof. The board of directors shall as soon as possible proceed to convene the extraordinary general meeting of shareholders or a class meeting thereof after receipt of such requisition(s). The amount of shareholdings referred to above shall be calculated as at the date of deposit of the requisition(s).

(2) If the board of directors fails to issue a notice of such a meeting within thirty (30) days from the date of receipt of the requisition(s), the requesting shareholders, after obtaining the consent of the local securities supervisory body, may themselves convene such a meeting within four (4) months from the date of receipt of the requisition(s) by the board of directors; while the requesting supervisory committee, after obtaining the consent of the local securities supervisory body, may itself convene such a meeting within three (3) months from the date of receipt of the requisition(s). The procedures of convening a meeting should be similar to those of convening a shareholders’ meeting by the Board of Directors as far as possible.

Any reasonable expenses incurred by the requisitionists by reason of failure by the board of directors to duly convene a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be set-off against sums owed by the Company to the defaulting directors.

Article 84.	The Chairman of the board of directors shall convene and chair every shareholders’ general meeting. If the Chairman is unable to attend the meeting for any reason, the Vice-chairman of the board of directors shall convene and chair the meeting. If both the Chairman and Vice-chairman of the board of directors are unable to attend the meeting, then the board of directors may designate a director to convene and chair the meeting. If no chairman of the meeting has been so designated, shareholders present shall choose one (1) person to act as the chairman of the meeting. If for any reason, the shareholders shall fail to elect a chairman, then the shareholder (including a proxy) holding the largest number of shares carrying the right to vote thereat shall be the chairman of the meeting.	MP73

Article 85.	The chairman of the meeting shall be responsible for determining whether a resolution has been passed. His decision, which shall be final and conclusive, shall be announced at the meeting and recorded in the minute book.	MP74

Article 86.	If the chairman of the meeting has any doubt as to the result of a resolution which has been put to vote at a shareholders’ meeting, he may have the votes counted. If the chairman of the meeting has not counted the votes,	MP75

any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may, immediately after the declaration of the result, demand that the votes be counted and the chairman of the meeting shall have the votes counted immediately.

Article 87.	If votes are counted at a shareholders’ general meeting, the result of the count shall be recorded in the minute book.	MP76

Article 88.

Minutes shall be kept in respect of all resolutions passed at a shareholder’s general meeting and signed by directors and the person who makes the record present at the meeting.

The minutes of the meeting shall have the following contents: (1) number of voting shares present at the general meeting and their proportion to the Company’s shares; (2) date and venue of the meeting; (3) name of chairman and agenda of meeting; (4) main points made by the speakers on each matter examined; (5) voting result on each matter; (6) shareholders’ comments and suggestions as well as the Board of Directors’ replies and explanations; (7) other contents required to be included in the minutes by the general meeting and these Articles of Association.

The minutes, shareholders’ attendance lists and proxy forms shall be kept at the Company’s place of residence.

MP76 Guide 74 and 75

Article 89.	When connected transactions are voted at the general meeting, the interested shareholders shall not participate in voting. The voting shares represented by them shall not be counted in the total number of shares validly voted. The announcement on the resolutions passed by the general meeting should fully disclose the details of voting by unconnected shareholders. If under special circumstances it is impossible for those shareholders to avoid voting, the Company may, after seeking the relevant department’s consent, conduct the voting following the normal procedure and provide a detailed explanation in the announcement regarding the resolutions passed by the general meeting.	Guide 72

Where any shareholder is, under the Hong Kong Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any vote cast or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

Article 90.	Except for trade secrets of the Company which cannot be disclosed at the general meeting, the board of directors and the supervisory committee should make a reply or statement regarding the shareholders’ queries and suggestions.	Guide 73

Article 91.	When the five issues set out in paragraph 2 of Article 81 of the Articles of Association are proposed to be considered at the shareholders’ general meeting of the Company, the announcement of the resolutions of the shareholders’ general meeting shall set out the number of public shareholders voting, the total number of shares held by them and the proportion in the total number of shares held by them and disclose the shareholdings of the 10 largest public shareholders voting as well as the result of their votes.

Article 92.	Copies of the minutes of proceedings of any shareholders’ meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder requests for a copy of such minutes from the Company, the Company shall send a copy of such minutes to him within seven (7) days after receipt of reasonable fees therefor.	MP77

Article 93.	The Company shall formulate rules of the shareholders’ general meeting, which shall be drawn up by the board of directors and be considered as well as approved in the shareholders’ general meeting.

CHAPTER 9: SPECIAL PROCEDURES FOR VOTING BY A CLASS OF SHAREHOLDERS
Article 94.

Those shareholders who hold different classes of shares are class shareholders.

Class shareholders shall enjoy rights and assume obligations in accordance with laws, administrative regulations and the Company’s Articles of Association.

MP78

Article 95.	Rights conferred on any class of shareholders (“class rights”) may not be varied or abrogated save with the approval of a special resolution of shareholders in a general meeting and by holders of shares of that class at a separate meeting conducted in accordance with Articles 97 to 101.	MP79

Article 96.	The following circumstances shall be deemed to be variation or abrogation of the rights attaching to a particular class of shares:	MP80

(1) to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting or equity rights or privileges equal or superior to those of shares of that class;

(2) to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;

(3)	to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;

(4)	to reduce or remove preferential rights attached to shares of that class to receive dividends or to the distribution of assets in the event that the Company is liquidated;

(5)	to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;

(6)	to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of that class;

(7)	to create a new class of shares having voting or equity rights or privileges equal or superior to those of the shares of that class;

(8)	to restrict the transfer or ownership of shares of that class or to increase the types of restrictions attaching thereto;

(9)	to allot and issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;

(10)	to increase the rights or privileges of shares of another class;

(11)	to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders;

(12)	to vary or abrogate the provisions of this Chapter.

Article 97.	Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders’
general meetings, have the right to vote at class meetings in respect of matters concerning sub-paragraphs
(2) to (8), (11) and (12) of Article 96, but interested shareholder(s) shall not be entitled to vote at such
class meetings.		MP81

“(An) interested shareholder(s)”, as such term is used in the preceding paragraph, means:

(1)	in the case of a repurchase of shares by way of a general offer to all shareholders of the Company or by way of public dealing on a stock exchange pursuant to Article 27, a “controlling shareholder” within the meaning of Article 51;

(2)	in the case of a repurchase of shares by an off-market agreement pursuant to Article 27, a holder of the shares to which the proposed agreement relates;

(3) in the case of a restructuring of the Company, a shareholder who assumes a relatively lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interests of the shareholders of that class.

Article 98.	Resolutions of a class of shareholders shall be passed by votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant meeting who, according to Article
97, are entitled to vote thereat. Where any shareholder is, under the Hong Kong Listing Rules, required to abstain from voting any particular resolution in a class meeting or restricted to voting only for or only against any particular resolution in a class meeting, any vote cast or on behalf of any shareholder
	in contravention of such requirement or restriction shall not be counted.	MP82

Article 99.	Written notice of a class meeting shall be given to all shareholders who are registered as holders of that class in the register of shareholders forty-five (45) days before the date of the class meeting. Such notice shall give such shareholders notice of the matters to be considered at such meeting, the date and the place of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply in respect thereof to the Company twenty (20) days before the date of the class meeting.

If the shareholders who intend to attend such class meeting represent more than half of the total number of shares of that class which have the right to vote at such meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days give the shareholders further notice of the matters to be considered, the date and the place of the class meeting by way of public announcement.
The Company may then hold the class meeting after such public announcement has been made.

MP83

Article 100.	Notice of class meetings need only be served on shareholders entitled to vote thereat.	MP84

Class meetings shall be conducted in a manner which is as similar as possible to that of shareholders’
general meetings. The provisions of the Company’s Articles of Association relating to the manner for the conduct of shareholders’ general meetings are also applicable to class meetings.

Article 101.	Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be holders of different classes
	of shares.	App. 13 Pt. D 1(f)

	The special procedures for approval by a class of shareholders shall not apply in the following circumstances:	MP85 C.3 Zheng Jian Hai Han [1995] No. 3

	(1) where the Company issues, upon the approval by special resolution of its shareholders in a general meeting, either separately or concurrently once every twelve (12) months, not more than 20% of each of its existing issued Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares; or	App.13 Pt.D 1f(i)

	(2) where the Company’s plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the State Council’s securities authorities.	App.13 Pt.D 1f(ii)

CHAPTER 10: BOARD OF DIRECTORS Section I Directors
Article 102.	Directors shall be elected at the shareholders’ general meeting each for a term of not exceeding three
(3) years. At the expiry of a director’s term, the term is renewable upon re-election.

The Chairman and Vice-chairman shall be elected and removed by more than one-half of all members of the board of directors. The term of office of the Chairman and Vice-chairman shall be three (3) years respectively, which is renewable upon re-election.

MP87, C.4 Zheng Jian Hai Han [1995] No. 1

The directors shall not be required to hold qualifying shares.

If a director fails to attend the two consecutive board meetings in person or by another director appointed as his representative (an independent director shall comply with the provisions in “Section
II Independent Directors”), he shall be deemed to be in default of performing his duty. The board of
	directors should recommend his removal to a shareholders’ general meeting.	Guide 85

Article 103.	A director may submit his resignation before the expiry of his term. He should deliver a written resignation letter to the board of directors.	Guide 86

Article 104.	If a director’s resignation will result in the number of directors falling below the legally prescribed minimum, his resignation shall not come into force until his vacancy is filled by another person. The remaining board of directors should convene an extraordinary general meeting as soon as possible to
	elect a replacement.	Guide 87

Article 105.	When a director resigns or his term of office expires, his obligation of confidentiality relating to the
Company’s trade secrets remains in force after the end of his office until such secrets become public
	information.	Guide 88

Article 106.	A director whose term of office has not expired shall be held responsible for the Company’s loss due to his departure without permission.	Guide 89

Article 107.	Under normal circumstances, the board of directors will nominate candidates for directors who shall be voted on at a shareholders’ general meeting. The Company’s shareholders and the supervisory
	committee may nominate candidates for directors in accordance with these Articles of Association.	Guide 67

A shareholder’s written notice of the intention to nominate a person for election as a director and a notice in writing by that person indicating his acceptance of such nomination shall have been given to the Company seven (7) days before the date of such shareholders’ general meeting. Such written notice(s) by the shareholder(s) of the Company shall be made no earlier than the day after the despatch of the notice of the general meeting appointed for election of directors and no later than 7 days prior to
	the date of such meeting.	App.3 4(3)-4(5)

Where a person is proposed for election as a director by the board of directors, a written notice of the intention to nominate a person for election as a director and a notice in writing by that person indicating his acceptance of such nomination by the board of directors shall have been given to the Company seven
(7) days prior to the date of the board meeting appointed for determining the proposed directors.

Section II Independent Directors

Article 108.	Independent Directors are directors who do not hold any positions in the Company other than as director and do not maintain with the Company and its substantial shareholders a connection which may hamper
	their independent and objective judgments.	IDGO 1(1)

Article 109.	The independent directors should possess the following basic qualifications:	IDGO 2

(1) having the qualifications to assume the office of a director in a listed company according to the laws, administrative rules and other relevant provisions;

	(2)	being independent as specified in Article 110 of these Articles of Association;

	(3)	having the basic knowledge of the operation of a listed company and being familiar with relevant laws, administrative rules and regulations;

	(4)	having not less than five years’ working experience in the legal or economic field or other experiences required for performing the duty of an independent director;

	(5)	other qualifications specified by these Articles of Association.

Article 110.	An independent director should be independent. The following persons shall not act as independent directors:		IDGO 3

	(1)	persons working in the Company or its subsidiaries, as well as their spouses, parents, children, siblings, parents-in-law, sons or daughters-in-law, spouses of their siblings and siblings of their spouses;

	(2)	natural person shareholders who directly or indirectly hold more than 1% of the issued shares of the Company or who rank in the top ten shareholders of the Company, as well as their spouses, parents and children;

	(3)	persons who work in entities being shareholders who directly or indirectly hold more than 5% of the issued shares of the Company who rank in the top five shareholders of the Company, as well as their spouses, parents and children;

	(4)	persons who fell within the above three categories within the past year;

	(5)	persons who provide financial, legal and consulting services to the Company or its subsidiaries or persons who work in the relevant organisations;

	(6)	other people specified in these Articles of Association;

	(7)	other people specified by the China Securities Regulatory Commission.

Article 111.	The board of directors, the supervisory committee, and the shareholders who hold more than 1% issued shares individually or jointly may nominate candidates for independent directors to be elected at the shareholders’ general meeting.

More than one third of the members of the board of directors shall be independent directors, and at least one of the independent directors shall have accounting expertise.

Article 112.	The term of office of the independent directors is the same with that of the other directors of the
Company. The term is renewable upon re-election after expiry, but shall not be more than six (6) years.

Any independent director shall not be removed before the expiry of his term of office without appropriate reason. Any removal before the expiry of term shall be disclosed by the Company as a special discloseable matter.

Article 113.	Apart from the powers granted to directors by the Company Law and other relevant laws, regulations and these Articles of Association, the independent directors shall have the following special powers:		IDGO 5(1) to (3)

	(1)	Substantial connected transactions (determined in accordance with the standard promulgated from time to time by the regulatory organizations of the place where the Company’s shares are listed), and engaging or ceasing to engage an accounting firm, shall be agreed by more than one-half of the independent directors before submitting to the board of directors for discussion.

	(2)	The independent directors may request the board of directors to convene an extraordinary general meeting, and suggest the convening of a board meeting, and publicly collect voting rights from the shareholders before the shareholders’ general meeting, which shall all be agreed by more than one-half of the independent directors.

	(3)	With the consent of all the independent directors, the independent directors may engage external audit institutions or consultative institutions independently to provide audit and consultation for specific matters of the Company, the relevant costs of which shall be undertaken by the Company.

If the above recommendation are not accepted or the above powers can not be exercised ordinarily, the Company shall disclose the circumstances accordingly.

Article 114.	Apart from exercising the above powers, the independent directors shall express their independent views to the board of directors or the shareholders’ general meeting in respect of :		IDGO 6

	(1)	nomination, appointment and dismissal of directors;

	(2)	appointment or dismissal of senior management personnel;

	(3)	remuneration of the Company’s directors and senior management personnel;

	(4)	existing or new loans or other transactions involving funds which are substantial (determined in accordance with the standard promulgated from time to time by the regulator organizations of the place where the Company’s shares are listed) between the Company and the Company’s shareholders, persons in actual control of the Company and their affiliates, and whether the Company has taken effective measures to recover the moneys owed to it;

	(5)	a plan of profit distribution in cash which has not yet been formulated by the board of directors of the Company;

	(6)	actions which, in the opinion of the independent directors, may prejudice the interests of minority shareholders;

	(7)	other matters specified by the Articles of Association.

The independent directors should express one of the following views on the above-mentioned issues: consent; reservation with the reasons thereof; objection with the reasons thereof; inability to express their opinions and the impediments thererto.

In case of matters requiring disclosure, the Company should make a public announcement of the independent directors’ opinion. If the independent directors fail to reach a consensus in their opinions, the board of directors should disclose each independent director’s respective opinion.

Article 115.

Independent directors shall attend the meetings of the board of directors on time understand the production business and operation of the Company, and initiate investigation to gain information required for making decision.

Independent directors shall submit an annual report for at the annual general meeting of the Company providing explanation in respect of the performance of their duties.

Article 116.

The independent directors shall perform their duties honestly and faithfully, and protect the Company’s interests, especially paying attention to the protection of the legal rights of public shareholders.

The independent directors shall perform his duties independently, without being affected by major shareholders of the Company, persons in actual control or other entities or individuals which have conflicting interest with the Company, its major shareholders and persons in actual control.

Article 117.	If an independent director fails to attend three consecutive board meeting in person, the board of directors shall recommend his removal to a shareholders’ general meeting.	IDGO 4(5)

Article 118.	The Company shall set up a work system for the independent directors, ensuring that they have the same right of being informed as the other directors. The Company shall promptly provide the independent directors with relevant materials and information, regularly notify them of the operation of the Company, and organise on-site visit by the independent directors if necessary.

Article 119.	An independent director may tender his resignation before the expiry of his term of office. He should deliver a written resignation letter to the board of directors, which explains any circumstances that are relevant to his resignation or that he considered necessary for the shareholders and creditors to pay attention.

If an independent director’s resignation results in the number of independent directors or member of the board of directors falling below the legally prescribed minimum or the minimum under the Articles of Association, before the appointment of a new independent director, the independent director shall perform his duties according to the laws, administrative regulations and requirements under this Article of Association. The board of directors shall convene a shareholders’ general meeting within two months to elect a replacement. If not within two months, the independent director may not continue to perform his duties.

Article 120.	Matters relating to the system of independent directors which have not been set out in this section shall be handled according to the relevant laws and regulations.

Section III The Board of Directors

Article 121.	The Company shall have a board of directors consisting of thirteen (13) directors, with one (1) Chairman and two (2) Vice-chairmen.	MP86

Article 122.	The board of directors is accountable to the shareholders in general meeting and exercises the following functions and powers:	MP88 Guide 94

(1) to be responsible for the convening of the shareholders’ general meeting and to report on its work to the shareholders in general meetings;

(2)	to implement the resolutions passed by the shareholders in general meetings;

(3)	to determine the Company’s business plans and investment proposals;

(4)	to formulate the Company’s annual preliminary and final financial budgets;

(5)	to formulate the Company’s profit distribution proposal and loss recovery proposal;

(6)	to formulate proposals for the increase or reduction of the Company’s registered capital and for the issuance of the Company’s debentures;

(7)	to draw up plans for the substantial acquisition, repurchase of shares, merger, division or dissolution of the Company;

(8)	to decide on the Company’s internal management structure;

(9)	to appoint or remove the Company’s general manager and secretary of the board and to appoint or remove the deputy general manager(s) and other senior officers (including the financial controller(s) of the Company) based on the recommendations of the general manager, to decide on their remuneration and matters relating to awards and penalty;

(10)	to formulate the Company’s basic management system;

(11)	to formulate proposals for any amendment of the Company’s Articles of Association;

(12)	to decide on the Company’s business involving risk investments, mortgages of assets and other guarantees within the authority conferred by the general meeting;

(13)	to manage disclosure of the Company’s information;

(14)	to recommend to the shareholders’ general meeting the appointment or replacement of the Company’s accounting firm;

(15)	to receive the working report by the Company’s management and examine their performance;

	(16)	to approve an aggregate amount of provision for impairment of assets not more than 3% of the latest audited consolidated net asset value of the Company, to clear an amount of provision for impairment of assets not more than 1% of the latest audited consolidated net asset value of the Company, and to execute in compliance with the relevant regulations on connected transaction if any provision and clearance of impairment of assets involves any connected transactions.

	(17)	to exercise any other powers conferred by the shareholders in general meetings.

Other than the board of directors’ resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (11) of this Article which shall be passed by the affirmative vote of more than two-thirds of all the directors, the board of directors’ resolutions in respect of all other matters may be passed by the affirmative vote of a simple majority of the directors.

Article 123.	The board of directors shall formulate its rules of meetings to ensure its working efficiency and scientific decision.		Guide 96

The rules of meetings of the board of directors shall be drafted by the board of director of the Company and be considered and approved at the shareholders’ general meeting.

Article 124.	The board of directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the amount or value of the consideration for the proposed disposition, and the amount or value of the consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four (4) months immediately preceding the proposed disposition, exceeds 33 % of the value of the Company’s fixed assets as shown in the latest balance sheet which was tabled at a shareholders’ general meeting.		MP89

For the purposes of this Article, “disposition” includes an act involving the transfer of an interest in assets but does not include the usage of fixed assets for the provision of security.

The validity of a disposition by the Company shall not be affected by any breach of the first paragraph of this Article.

Article 125.	The Chairman of the board of directors shall exercise the following powers:		MP90

	(1)	to preside over shareholders’ general meetings and to convene and preside over meetings of the board of directors;

	(2)	to check on the implementation of resolutions passed by the board of directors at directors’ meetings;

	(3)	to sign the securities certificates issued by the Company;

	(4)	to sign the important documents of the board and other documents which should be signed by the Company’s legal representative;	Guide 99 and 100

	(5)	to exercise the rights of the legal representative;

	(6)	in the event of emergency situations such as the occurrence of large-scale natural disasters, to take special steps in handling the Company’s business according to the laws and the Company’s interest; and to report to the Company’s board of directors and shareholders’ general meeting afterwards;

	(7)	to exercise other powers conferred by the board of directors.

When the Chairman is unable to exercise his powers, such powers shall be exercised by the Vice-chairman to exercise such powers on his behalf.

Article 126.	Meetings of the board of directors shall be held at least three times every year and shall be convened by the Chairman of the board of directors. All of the directors should be notified about the meeting five (5) days beforehand. An extraordinary meeting of the board of directors may be held under the following circumstances:		MP91 Guide 102

	(1)	when the Chairman thinks it is necessary;

	(2)	when more than one-third directors so request;

	(3)	when the supervisory committee so requests;

	(4)	when the general manager so requests;

	(5)	when more than a half of the independent directors so request.

Article 127.	Notice of meetings and extraordinary meetings of the board of directors shall be delivered in person, by facsimile, by express delivery service and by registered mail. The time limits for the delivery of such notices are: for a board meeting, at least five (5) days before the meeting; and for an extraordinary meeting, at least three (3) days before the meeting.		MP92 Guide 104

A notice of meetings shall contain the following contents: (1) date and place of the meeting; (2) duration of the meeting; (3) business to be discussed; and (4) date of notice.

Article 128.	Notice of a meeting shall be deemed to have been given to any director who attends the meeting without protesting against, before or at its commencement, any lack of notice.

Article 129.	As long as all directors can fully express their opinions, a board meeting or an extraordinary meeting of the board of directors may be held by way of facsimile, during which resolutions may be passed and signed by participating directors. All such directors shall be deemed to be present in person at the meeting. When the number of directors who have signified their consent to a resolution reaches the number set out in Article 130, a valid resolution shall be deemed to have been passed.	Guide 106

Article 130.	Meetings of the board of directors shall be held only if more than half of the directors (including any alternate director appointed pursuant to Article 131 of the Company’s Articles of Association) are present.	MP93, App.3 4(1)

Each director shall have one (1) vote. A resolution of the board of directors must be passed by more than half of all of the directors of the Company.

Where there is an equality of votes cast both for and against a resolution, the Chairman of the board of directors shall have a casting vote.

When passing a resolution in relation to connected transaction at a board meeting, or where any director or any of its Associates (as defined under the Listing Rules of the Stock Exchange of Hong Kong) is connected with such resolution, such connected director shall excuse himself from the board meeting, shall not have any voting rights in respect thereof and shall not be counted as part of the quorum of the board meeting. If a quorum is not formed at the board meeting as a result of the absence of the connected director, all directors (including the connected director) shall pass a resolution in relation to the procedural issues on submitting such transaction for consideration at a shareholders’ general meeting of the Company, such that relevant resolutions in respect of such transaction can be passed at the shareholders’ general meeting.

Article 131.	Directors shall attend the meetings of the board of directors in person. Where a director is unable to attend a meeting for any reason, he may by a written power of attorney appoint another director to attend the meeting on his behalf. The power of attorney shall set out the scope of the authorisation.	MP94

A Director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

Article 132.	With the approval of over two-thirds of all directors, the board may make decisions on the following matters:		Guide 97

	(1)	a single investment below 10% of the Company’s most recently audited net asset value, including share investment and investment in production; however, any matters requiring the approval of the China Securities Regulatory Commission, such as public offer of securities, shall be subject to approval of the shareholders’ general meeting;

	(2)	a single loan of less than 10% of the Company’s most recently audited net asset value and the debt ratio to the Company’s assets remains under 60% after such financing;

	(3)	mortgages or pledges of assets the cumulative outstanding amount of which is less than 30% of the Company’s most recently audited net asset value;

	(4)	external guarantees of less than 3% of the Company’s most recently audited net asset value for a single amount and less than 10% of such value for the cumulative amount;

	(5)	transactions involving the handling of assets (including acquisition, sale, and replacement) or connected transactions, which have to be conducted in accordance with the relevant regulations of China Securities Regulatory Commission and the listing rules of the stock exchanges.

Article 133.	The Company has established a strict internal control system over external guarantee. The whole board of directors shall cautiously handle and strictly control the risk of debt created by external guarantee. In connection with the losses resulting from an inappropriate external guarantee or an external guarantee given not in compliance with the relevant laws and regulations, directors who shall be held responsible shall bear joint and several liabilities.

	(I)	Guaranteed objects and scope

The Company shall not provide guarantee for any of its shareholders, their controlling subsidiaries, their affiliated companies, and non legal person entities or individuals liabilities. Nor can the Company directly or indirectly provide guarantee for debts of any party whose asset-liability ratio is more than 70%.

Provided that an announcement can be made in time when the relevant amount or the cumulative amount for consecutive 12 months accounts for more than 10% of the Company’s latest audited net asset value, the Company may provide guarantee to the following entities:

	(1)	the Company’s subsidiaries in which the Company holds at least 50% equity interests (including 50%);

	(2)	any legal person entity having no connection with the Company and is either one of the following:

		a.	a mutually-guaranteed entity which is necessary for the Company’s business purpose;

		b.	an entity currently or potentially having material business relationship with the Company.

(II)	Review on guarantee and decision limitation

Before making any decision on external guarantee, the Company shall understand the creditability of the debtor and make a thorough analysis on the benefit and risk of such guarantee.

Any external guarantee given by the Company shall be approved by two-thirds of the full board of directors or by the shareholders in a general meeting. If any director(s) or shareholder(s) is interested in a guarantee, such director(s) or shareholder(s) shall excuse himself from voting on resolution relating to such guarantee. In the event that the guaranteed amount is more than the amount as specified in Article 132(4), an approval by a shareholders’ general meeting is required.

The amount of the Company’s external guarantee shall not be more than 50% of the net assets as set out in the audited consolidated financial statements for the latest accounting year.

(III)	Management in guarantee procedures

The external guarantee of the Company shall be made in form of written contract, and at the same time the supervisory committee, the secretary to the board of directors and the financial department shall be notified.

The external guarantee of the Company shall be arranged under risk avoidance measures such as a counter guarantee given by the guaranteed party, and the party giving the counter guarantee shall have actual ability to perform its obligation under the counter guarantee.

Article 134.	The board of directors shall keep minutes of resolutions passed at meetings of the board of directors. The minutes shall be signed by the directors present at the meeting, the board’s secretary and the person who recorded the minutes. The directors shall be liable for the resolutions of the board of directors. If a resolution of the board of directors violates the laws, administrative regulations or the Company’s Articles of Association and the Company suffers serious losses as a result thereof, the directors who participated in the passing of such resolution are liable to compensate the Company therefor. However, if it can be proven that a director expressly objected to the resolution when the resolution was voted on, and that such objection was recorded in the minutes of the meeting, such director may be released from such liability.	MP95 Guide 110

The minutes of the board meeting shall include the following contents: (1) date and place of the meeting and name of the convener; (2) names of participating directors and proxies; (3) agenda; (4) main points of directors’ speeches; (5) voting method for each matter and its result (the voting result should specify the number of votes for and against and abstentions).
CHAPTER 11: SECRETARY OF THE BOARD OF DIRECTORS
Article 135.	The Company shall have one (1) secretary of the board of directors. The secretary shall be a senior officer of the Company and accountable to the board.	MP96 Guide 113

Article 136.	The secretary of the Company’s board of directors shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the board of directors. His primary responsibilities are as follows:	MP97 Guide 115

(1) to prepare and deliver the board’s and general meeting’s reports and documents required by competent authorities in China;

(2) to prepare and organise board meetings and shareholders’ general meetings; to take minutes of the meetings and to keep the meetings’ documents and records;

(3) to be responsible for the Company’s information disclosure and to ensure the timeliness, accuracy, legality, authenticity and completeness of the Company’s disclosure;

(4) to be responsible for the Company’s management for investors relation;

(5) to actively co-operate with the independent directors in performing their duties;

(6) to ensure that the Company’s registers of members are properly established, and that persons entitled to receive the Company’s records and documents are furnished therewith without delay;

(7) other responsibilities specified in these Articles of Association and the listing rules of the stock exchanges where the Company’s shares are listed.

Article 137.	A director or other senior officer of the Company may also act as the secretary of the board of directors.
The certified public accountancy firm which has been appointed by the Company to act as its auditors shall
	not act as the secretary of the board of directors.	MP98

Where the office of secretary is held concurrently by a director, and an act is required to be done by a director and a secretary separately, the person who holds the office of director and secretary may not perform the act in a dual capacity.

CHAPTER 12: GENERAL MANAGER

Article 138.	The Company shall have a general manager who shall be appointed or dismissed by the board of directors.
The Company shall have six (6) deputy general managers who will assist the general manager in his work, a financial controller and a chief engineer. The board of directors may decide to appoint a member of the board of directors to act concurrently as the general manager, deputy general managers or other senior officers. However, the number of directors who act concurrently as the general manager, deputy general
	managers or other senior officers shall not exceed one half of the total number of directors.	MP99 Guide 118 and 120

The general manager and deputy general managers shall serve for a term of not more than three (3) years. The term is renewable upon re-election.

Article 139.	The general manager shall be accountable to the board of directors and shall exercise the following functions and powers:	MP100 Guide 121

(1) to be in charge of the Company’s production, operation and management and to organise the implementation of the resolutions of the board of directors;

	(2)	to organise the implementation of the Company’s annual business plan and investment proposal;

	(3)	to draft plans for the establishment of the Company’s internal management structure;

	(4)	to draft the Company’s basic management system;

	(5)	to formulate basic rules and regulations for the Company;

	(6)	to propose the appointment or dismissal of the Company’s deputy general manager(s) and other senior officers (including the financial controller);

	(7)	to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;

	(8)	to draw up a package of staff’s salary, benefits, awards and penalty, as well as to decide the appointment and dismissal of the staff of the Company;

	(9)	to request the convening of an extraordinary meeting of the board;

	(10)	other powers conferred by the Company’s Articles of Association and the board of directors.

Article 140.	The general manager may, by means such as through the manager’s meeting of the Company, make decisions on the following operational matters:

(1) an investment with a single amount of less than 5% of the Company’s latest audited net asset value, including share equity investment and production or operational investment; however, any matters requiring the approval of the China Securities Regulatory Commission, such as a public offer of securities, shall be subject to approval by a shareholders’ general meeting;

(2) a loan with a single amount of less than 5% of the Company’s latest audited net asset value and, after such financing, the asset-liability ratio of the Company remains under 50%;

(3) security or pledges of assets, a single amount of which is less than 5%, and a cumulative amount of which is less than 20%, of the Company’s latest audited net asset value.

Where decisions on operational matters involve connected transactions, such decisions shall be implemented in accordance with the relevant requirements of connected transactions.

Article 141.	The general manager shall attend meetings of the board of directors. The general manager, who is not a director, does not have any voting rights at board meetings.	MP101

Article 142.	The general manager shall, upon requests of the board of directors or supervisory committee, report to the board of directors or the supervisory committee on the signing and implementation of the Company’s material contracts, usage of capital and profit and loss. The general manager shall ensure authenticity of the reports.	Guide 123

Article 143.	Before drawing up a package concerning staff’s immediate interests, such as staff’s salary, benefits, safe production and labour, labour insurance, and dismissal of staff, the general manager should consult the trade union and the meeting of staff representatives.	Guide 124

Article 144.	The general manager shall formulate working rules of general manager and submit them to the board of directors for approval.	Guide 125

Article 145.	The general manager’s working rules shall include the following: (1) conditions and procedures of convening a general manager’s meeting, as well as the participants; (2) specific duties and division of labour among the general manager, deputy general managers and other senior officers; (3) the Company’s usage of funds and assets, limits on signing of material contracts and reporting system to the board of directors and supervisory committee; and (4) other matters which the board considers necessary.	Guide 126

Article 146.	The general manager and deputy general managers, in performing their functions and powers, shall act honestly and diligently and in accordance with laws, administrative regulations and the Company’s Articles of Association.	MP102

CHAPTER 13: SUPERVISORY COMMITTEE

Article 147.	The Company shall have a supervisory committee.	MP103

Article 148.	The supervisory committee shall compose of five (5) supervisors. One of the members of the supervisory committee shall act as the chairman. Each supervisor shall serve for a term of three (3) years, which term is renewable upon re-election and re-appointment.	MP104, C.5 Zheng Jian Hai Han [1995] No. 1 App.13 Pt.D 1(d)(i)
The election or removal of the chairman of the supervisory committee shall be determined by two-thirds or more of the members of the supervisory committee.

The chairman shall serve for a term of three (3) years, which term is renewable upon re-election and re- appointment.

Article 149.	The supervisory committee shall comprise of four (4) supervisors who shall represent the shareholders, and who shall be elected or removed by the shareholders in general meetings, and one (1) supervisor who shall represent the employees of the Company and who shall be elected or removed democratically
	thereby.	MP105

Article 150	Under normal circumstances, the Company’s supervisory committee shall submit a list of candidates for supervisors (except for staff candidates for supervisors) to the shareholders’ general meeting. The
Company’s shareholders and board of directors may nominate the candidates for supervisors according to
	these Articles of Association.	Guide 67

Article 151.	The directors, general manager, deputy general managers and financial controller shall not act concurrently as supervisors.	MP106

Article 152.	Meetings of the supervisory committee shall be held at least once every year, and shall be convened by the chairman of the supervisory committee. In case the chairman of the supervisory committee is unable to
	perform his duties, a supervisor so appointed by the chairman shall perform such duties.	MP107 Guide 132

If a supervisor fails to attend two consecutive meetings of supervisory committee, he shall be deemed to have failed to discharge his duties. The shareholders’ general meeting or staff representatives’ meeting shall replace him.

Article 153.	The supervisory committee shall be accountable to the shareholders in a general meeting and shall exercise the following functions and powers in accordance with law:	MP108 Guide 102

(1) to review the Company’s financial position;

(2) to supervise the directors, general manager, deputy general managers and other senior officers to ensure that they do not act in contravention of any law, regulation or the Company’s Articles of Association;

(3) to demand any director, general manager, deputy general manager or any other senior officer who acts in a manner which is harmful to the Company’s interest to rectify such behaviour;

(4) to check the financial information such as the financial report, business report and plans for distribution of profits to be submitted by the board of directors to the shareholders’ general meetings and to authorise, in the Company’s name, publicly certified and practising accountants to assist in the re-examination of such information should any doubt arise in respect thereof;

(5) to propose to convene a shareholders’ extraordinary general meeting and an extraordinary board meeting;

(6) to represent the Company in negotiations with or in bringing actions against a director;

(7) other functions and powers specified in the Company’s Articles of Association.

Supervisors shall attend meetings of the board of directors.

Article 154.	The supervisory committee shall formulate its rules of meetings to ensure its working efficiency and scientific decision.

The rules of meetings of the supervisory committee shall be drafted by the supervising committee of the Company and be considered and approved at the shareholders’ general meeting.

Article 155.	Notices of meetings and extraordinary meetings of the supervisory committee shall be delivered in person, by facsimile, by express delivery service or by registered mail. The time limits for the delivery of such notices are: for a supervisory meeting, at least five (5) days before the meeting; and for an extraordinary
	supervisory meeting, at least two (2) days before the meeting.	MP109, C.6 Zheng Jian Hai Han [1995] No. 1 App.13Pt.D 1(d)(ii)

	Meetings of the supervisory committee shall be held only if four (4) or more supervisors are present.	Guide 139 and 142

Resolutions of the supervisory committee shall be passed by the affirmative vote of more than two-thirds of all of its members. Resolutions may be passed by a show of hands or by poll.

Notice of meetings shall contain the following contents: date and place of meeting; duration of meeting; business to be discussed; and date of notice.

Minutes shall be taken of the meetings of the supervisory committee. The participating supervisors and the person who records the minutes should sign the minutes. The minutes of the meetings of the supervisory committee shall be regarded as part of the Company’s record and shall be kept by the board’s secretary.

Article 156.	All reasonable fees incurred in respect of the employment of professionals	MP110

(such as, lawyers, certified public accountants or practising auditors) which are required by the supervisory committee in the exercise of its functions and powers shall be borne by the Company.

Article 157.	A supervisor shall carry out his duties honestly and faithfully in accordance with laws, administrative regulations and the Company’s Articles of Association.		MP111

CHAPTER 14: THE QUALIFICATIONS AND DUTIES OF THE DIRECTORS, SUPERVISORS, GENERAL MANAGER, DEPUTY GENERAL MANAGERS AND OTHER SENIOR OFFICERS OF THE COMPANY

Article 158.	A person may not serve as a director, supervisor, general manager, deputy general manager or any other senior officer of the Company if any of the following circumstances apply:		MP112 Guide 78

	(1)	a person who does not have or who has limited capacity for civil conduct;

	(2)	a person who has been sentenced for corruption, bribery, infringement of property or misappropriation of property or other crimes which destroy the social economic order, where less than a term of five (5) years has lapsed since the sentence was served, or a person who has been deprived of his political rights and not more than five (5) years have lapsed since the sentence was served;

	(3)	a person who is a former director, factory manager or manager of a company or enterprise which has been dissolved or put into liquidation as a result of mismanagement and who was personally liable for the winding up of such company or enterprise, where less than three (3) years have elapsed since the date of completion of the insolvent liquidation of the company or enterprise;

	(4)	a person who is a former legal representative of a company or enterprise the business licence of which was revoked due to violation of law and who are personally liable therefor, where less than three (3) years have elapsed since the date of the revocation of the business licence;

	(5)	a person who has a relatively large amount of debts which have become overdue;

	(6)	a person who is currently under investigation by judicial organs for violation of criminal law;

	(7)	a person who, according to laws and administrative regulations, cannot act as a leader of an enterprise;

	(8)	a person other than a natural person;

	(9)	a person who has been convicted by the competent authority for violation of relevant securities regulations and such conviction involves a finding that such person has acted fraudulently or dishonestly, where not more than five (5) years have lapsed from the date of such conviction;

	(10)	a person who has been restricted to enter the market by the China Securities Regulatory Commission and such restriction has not been lifted.

	(11)	a person who has been declared by a Stock Exchange in less than 2 years as an unsuitable candidate.

Article 159.	The validity of an act carried out by a director, general manager, deputy general manager or other senior officer of the Company on its behalf shall, as against a bona fide third party, shall not be affected by any
	irregularity in his office, election or any defect in his qualification.		MP113

Article 160.	In addition to the obligations imposed by laws, administrative regulations or the listing rules of the stock exchange on which shares of the Company are listed, each of the Company’s directors, supervisors, general manager, deputy general managers and other senior officers owes a duty to each shareholder, in
	the exercise of the functions and powers of the Company entrusted to him:		MP114

	(1)	not to cause the Company to exceed the scope of business stipulated in its business licence;

	(2)	to act honestly and in the best interests of the Company;

	(3)	not to expropriate the Company’s property in any way, including (without limitation) usurpation of opportunities which benefit the Company;

	(4)	not to expropriate the individual rights of shareholders, including (without limitation) rights to distribution and voting rights, save and except pursuant to a restructuring of the Company which has been submitted to the shareholders for approval in accordance with the Company’s Articles of Association.

Article 161.	Each of the Company’s directors, supervisors, general manager, deputy		MP115

general managers and other senior officers owes a duty, in the exercise of his powers and in the discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Article 162.	Each of the Company’s directors, supervisors, general manager, deputy general managers and other senior officers shall exercise his powers or perform his duties in accordance with the fiduciary principle;
and shall not put himself in a position where his duty and his interest may conflict. This principle
includes (without limitation) discharging the following obligations:		MP116

(1)	to act honestly in the best interests of the Company;

(2)	to act within the scope of his powers and not to exceed such powers;

(3)	to exercise the discretion vested in him personally and not to allow himself to act under the control of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given in a general meeting, not to delegate the exercise of his discretion;

(4)	to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

(5)	unless otherwise provided for in the Company’s Articles of Association or except with the informed consent of the shareholders given in a general meeting, not to enter into any contract, transaction or arrangement with the Company;

(6)	not to use the Company’s property for his own benefit, without the informed consent of the shareholders given in a general meeting;

(7)	not to exploit his position to accept bribes or other illegal income or expropriate the Company’s property in any way, including (without limitation) opportunities which benefit the Company;

(8)	not to accept commissions in connection with the Company’s transactions, without the informed consent of the shareholders given in a general meeting;

(9)	to comply with the Company’s Articles of Association, to perform his official duties faithfully, to protect the Company’s interests and not to exploit his position and power in the Company to advance his own interests;

(10)	not to compete with the Company in any way, save with the informed consent of the shareholders given in a general meeting;

(11)	not to misappropriate the Company’s funds or to lend such funds to any other person, not to use the Company’s assets to set up deposit accounts in his own name or in the any other name or to use such assets to guarantee the debts of a shareholder of the Company or any other personal liabilities;

(12)	not to release any confidential information which he has obtained during his term of office, without the informed consent of the shareholders in a general meeting; nor shall he use such information otherwise than for the Company’s benefit, save that disclosure of such information to the court or other governmental authorities is permitted if:

(i) disclosure is made under compulsion of law;

(ii) public interests so warrants;

(iii) the interests of the relevant director, supervisor, general manager, deputy general manager or other senior officer so requires.

Article 163.	Each director, supervisor, general manager, deputy general manager and other senior officer of the
Company shall not direct the following persons or institutions (“associates”) to act in a manner which he is
prohibited from so acting:		MP117

(1)	the spouse or minor child of the director, supervisor, general manager, deputy general manager or other senior officer;

(2)	the trustee of the director, supervisor, general manager, deputy general manager or other senior officer or of any person described in sub-paragraph (1) above;

(3)	the partner of that director, supervisor, general manager, deputy general manager or other senior officer or any person referred to in sub-paragraphs (1) and (2) of this Article;

(4)	a company in which that director, supervisor, general manager, deputy general manager or other senior officer, whether alone or jointly with one (1) or more of the persons referred to in sub-paragraphs (l), (2) and (3) of this Article and other directors, supervisors, general manager, deputy general managers and other senior officers, has de facto controlling interest;

(5)	the directors, supervisors, general manager, deputy general managers and other senior officers of a company which is being controlled in the manner set out in sub-paragraph (4) above.

Article 164.	The fiduciary duties of the directors, supervisors, general manager, deputy general managers and other senior officers of the Company do not necessarily cease with the termination of their tenure. The duty of confidentiality in respect of trade secrets of the Company survives the termination of their tenure. Other duties may continue for such period as the principle of fairness may require depending on the amount of time which has lapsed between the termination and the act concerned and the circumstances and the terms under which the relationship between the relevant director, supervisor, general manager, deputy general manager and the senior officer on the on hand and the Company on the other hand was terminated.	MP118

Article 165.	Subject to Article 50, a director, supervisor, general manager, deputy general manager or other senior officer of the Company may be relieved of liability for specific breaches of his duty with the informed consent of the shareholders given at a general meeting.	MP119

Article 166.	Where a director, supervisor, general manager, deputy general manager or other senior officer of the Company is in any way, directly or indirectly, materially interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the contract, transaction or arrangement or proposal therefor is otherwise subject to the approval of the board of directors.	MP120

Unless the interested director, supervisor, general manager, deputy general manager or other senior officer discloses his interests in accordance with the preceding sub-paragraph of this Article and the contract, transaction or arrangement is approved by the board of directors at a meeting in which the interested director, supervisor, general manager or other senior officer is not counted as part of the quorum and refrains from voting, a contract, transaction or arrangement in which that director, supervisor, general manager, deputy general manager or other senior officer is materially interested is voidable at the instance of the Company except as against a bona fide party thereto who does not have notice of the breach of duty by the interested director, supervisor, general manager, deputy general manager or other senior officer.

For the purposes of this Article, a director, supervisor, general manager or other senior officer of the Company is deemed to be interested in a contract, transaction or arrangement in which his associate is interested.

Article 167.	Where a director, supervisor, general manager, deputy general manager or	MP121

other senior officer of the Company gives to the board of directors a notice in writing stating that, by reason of the facts specified in the notice, he is interested in contracts, transactions or arrangements which may subsequently be made by the Company, that notice shall be deemed for the purposes of the preceding
Article to be a sufficient declaration of his interests, so far as the content stated in such notice is concerned, provided that such notice shall have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration by the
Company.

Article 168.	The Company shall not pay taxes for or on behalf of a director, supervisor, general manager, deputy general manager or other senior officer in any manner.	MP122

Article 169.	The Company shall not directly or indirectly make a loan to or provide any guarantee in connection with the making of a loan to a director, supervisor, general manager, deputy general manager or other senior
	officer of the Company or of the Company’s holding company or any of their respective associates.	MP123

The foregoing prohibition shall not apply to the following circumstances:

(1) the provision by the Company of a loan or a guarantee in connection with the making of a loan to its subsidiary:

(2) the provision by the Company of a loan or a guarantee in connection with the making of a loan or any other funds available to any of its directors, supervisors, general manager, deputy general managers and other senior officers to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders in a general meeting;

(3) if the ordinary course of business of the Company includes the lending of money or the giving of guarantees, the Company may make a loan to or provide a guarantee in connection with the making of a loan to any of the relevant directors, supervisors, general manager, deputy general managers and other senior officers or their respective associates in the ordinary course of its business on normal commercial terms.

Article 170.	Any person who receives funds from a loan which has been made by the Company acting in breach of the preceding Article shall, irrespective of the terms of the loan, forthwith repay such funds.	MP124

Article 171.	A guarantee for the repayment of a loan which has been provided by the	MP125

Company acting in breach of Article 169(1) shall not be enforceable against the Company, save in respect of the following circumstances:

	(1)	the guarantee was provided in connection with a loan which was made to an associate of any of the directors, supervisors, general manager, deputy general managers and other senior officers of the Company or of the Company’s holding company and the lender of such funds did not know of the relevant circumstances at the time of the making of the loan; or

	(2)	the collateral which has been provided by the Company has already been lawfully disposed of by the lender to a bona fide purchaser.

Article 172.	For the purposes of the foregoing provisions of this Chapter, a “guarantee” includes an undertaking or property provided to secure the obligor’s performance of his obligations.		MP126

Article 173.	In addition to any rights and remedies provided by the laws and administrative regulations, where a director, supervisor, general manager, deputy general manager or other senior officer of the Company
	breaches the duties which he owes to the Company, the Company has a right:		MP127

	(1)	to demand such director, supervisor, general manager, deputy general manager or other senior officer to compensate it for losses sustained by the Company as a result of such breach;

	(2)	to rescind any contract or transaction which has been entered into between the Company and such director, supervisor, general manager, deputy general manager or other senior officer or between the Company and a third party (where such third party knows or should have known that such director, supervisor, general manager, deputy general manager or other senior officer representing the Company has breached his duties owed to the Company);

	(3)	to demand such director, supervisor, general manager, deputy general manager or other senior officer to account for profits made as result of the breach of his duties;

	(4)	to recover any monies which should have been received by the Company and which were received by such director, supervisor, general manager, deputy general manager or other senior officer instead, including (without limitation) commissions; and

	(5)	to demand repayment of interest earned or which may have been earned by such director, supervisor, general manager, deputy general manager or other senior officer on monies that should have been paid to the Company.

Article 174.	The Company shall, with the prior approval of shareholders in a general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments
	include:		MP128

	(1)	emoluments in respect of his service as director, supervisor or senior officer of the Company;

	(2)	emoluments in respect of his service as director, supervisor or senior officer of any subsidiary of the Company;

	(3)	emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;

	(4)	payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

No proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article except pursuant to the contract mentioned above.

Article 175.	The contract concerning the emoluments between the Company and its directors or supervisors should provide that in the event that the Company is acquired, the Company’s directors and supervisors shall, subject to the prior approval of shareholders in a general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. For the purposes of this paragraph, the
	acquisition of the Company includes any of the following:		MP129

	(1)	an offer made by any person to the general body of shareholders;

	(2)	an offer made by any person with a view to the offeror becoming a “controlling shareholder” within the meaning of Article 51.

If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of such offer. The expenses incurred in distributing such sum on a pro rata basis amongst such persons shall be borne by the relevant director or supervisor and shall not be paid out of such sum.

CHAPTER 15: FINANCIAL AND ACCOUNTING SYSTEMS, PROFIT DISTRIBUTION AND INTERNAL AUDIT

Article 176.	The Company shall establish its financial and accounting systems in		MP130

accordance with laws, administrative regulations and PRC accounting standards formulated by the finance regulatory department of the State Council.

Article 177.	At the end of each fiscal year, the Company shall prepare a financial report which shall be examined and verified in a manner prescribed by law.	MP131

Article 178.	The board of directors of the Company shall place before the shareholders at every annual general meeting such financial reports which the relevant laws, administrative regulations and directives promulgated by competent regional and central governmental authorities require the Company to prepare.	MP132

Article 179.	The Company’s financial reports shall be made available for shareholders’ inspection at the Company twenty (20) days before the date of every shareholders’ annual general meeting. Each shareholder shall be entitled to obtain a copy of the financial reports referred to in this Chapter.	MP133, C.7 Zheng Jian Hai Han [1995] No. 1 App.3 5

The Company shall deliver or send to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders the said reports not later than twenty-one (21) days before the date of every annual general meeting of the shareholders.

Article 180.	The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting standards and regulations, be prepared in accordance with either international accounting standards, or that of the place outside the PRC where the Company’s shares are listed. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the financial statements. In distributing its after-tax profits, the lower of the two amounts shown in the financial statements shall be adopted.	MP134

Article 181.	Any interim results or financial information published or disclosed by the Company must also be prepared and presented in accordance with PRC accounting standards and regulations, and also in accordance with either international accounting standards or that of the place overseas where the Company’s shares are listed.	MP135

Article 182.	The Company shall publish its financial reports four times every fiscal year, that is, the quarterly financial reports shall be published within thirty (30) days after the expiration of the first three (3) months and the first nine (9) months of each fiscal year; the interim financial report shall be published within sixty (60) days after the expiration of the first six (6) months of each fiscal year; the annual financial report shall be published within one hundred and twenty (120) days after the expiration of each fiscal year.	MP136

Article 183.	The Company shall not keep accounts other than those required by law.		MP137

Article 184.	The Company’s after-tax profit shall be allocated in accordance with the following order:

	(1)	compensation of losses;

	(2)	allocation to the statutory common reserve fund;

	(3)	allocation to the statutory common welfare fund;

	(4)	allocation to the discretionary common reserve fund upon approval by resolution of the shareholders’ general meeting;

	(5)	payment of dividends in respect of ordinary shares.

The Company shall not allocate dividends or carry out other allocations in the form of bonuses, before the
Company has compensated for its losses and made allocations to the statutory common reserve fund and the statutory common welfare fund.

Article 185.	Capital common reserve fund includes the following items:		MP138

	(1)	premium on shares issued at a premium price;

	(2)	any other income designated for the capital common reserve fund by the regulations of the finance regulatory department of the State Council.

Article 186.	The common reserve fund of the Company shall be applied for the following purposes:

	(1)	to compensate losses;

	(2)	to expand the Company’s production and operation;

	(3)	to convert the common reserve fund into share capital in order to increase its capital. The Company may convert its common reserve fund into share capital with the approval of shareholders in a general meeting. When such conversion takes place, the Company shall either distribute new shares in proportion to the existing shareholders’ number of shares, or increase the par value of each share, provided, however, that when the statutory common reserve fund is converted to share capital, the balance of the statutory common reserve fund may not fall below 25 % of the registered capital.

Article 187.	The Company’s statutory common welfare fund is used for the collective welfare of the Company’s employees.

Article 188.	Dividend shall be paid once a year. The shareholders shall by way of an ordinary resolution authorise the board of directors to declare and pay the interim and final dividends of the Company.

Article 189.	The Company may distribute dividends in the form of:	MP139

(1) cash;

(2) shares.

Article 190.	Dividends of the Company to be distributed in the form of cash shall account for certain percentage of the Company’s net profit after statutory reserve for the corresponding accounting year.

Article 191.	The Company shall calculate, declare and pay dividends and other amounts which are payable to holders of Domestic-Invested Shares in Renminbi. The Company shall calculate and declare dividends and other payments which are payable to holders of Overseas-Listed Foreign-Invested Shares in Renminbi, and shall pay such amounts in the local currency of the place in which such Overseas-Listed Foreign-Invested
Shares are listed (if such shares are listed in more than one place, then the currency of the principal place on which such shares are listed as determined by the board of directors).

Article 192.	The Company shall pay dividends and other amounts to holders of Foreign-Invested Shares in accordance with the relevant foreign exchange control regulations of the State. If there is no applicable regulation, the applicable exchange rate shall be the average exchange reference rate of Renminbi to the relevant foreign currency announced by the Bank of China during five (5) working days prior to the announcement of payment of dividend and other amounts.

Article 193.	The Company shall appoint receiving agents for holders of the Overseas-Listed Foreign-Invested Shares.
Such receiving agents shall receive dividends which have been declared by the Company and all other amounts which the Company should pay to holders of Overseas-Listed Foreign-Invested Shares on such
	shareholders’ behalf.	MP140, C.8 Zheng Jian Hai Han [1995] No. 1 App.13 Pt. D 1(c)

The receiving agents appointed by the Company shall meet the relevant requirements of the laws of the place at which the stock exchange on which the Company’s shares are listed or the relevant regulations of such stock exchange.

The receiving agents appointed for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

Article 194.	In case of any use of the Company’s capital not in compliance with the relevant laws and regulations by any shareholder, the cash dividends to be distributed to such shareholder shall be deducted by the
Company in compensation for the shareholder’s use of the Company’s capital.

Article 195.	The Company implements an internal audit system. Special audit personnel will conduct internal audit supervision on the Company’s income and expenditure and economic activities.	Guide 152

Article 196.	The internal audit system and the duties of the audit personnel shall take effect upon approval by the board
	of directors. The person in charge of the audit shall be accountable and report to the board of directors.	Guide 153

CHAPTER 16: APPOINTMENT OF AUDITORS

Article 197.	The Company shall appoint an independent firm of accountants which is qualified under the relevant regulations of the State to audit the Company’s annual report and review the Company’s other financial
	reports.	MP141

The first auditors of the Company may be appointed before the first annual general meeting of the
Company at the inaugural meeting. Auditors so appointed shall hold office until the conclusion of the first annual general meeting.

If the inaugural meeting does not exercise the powers under the preceding paragraph, those powers shall be exercised by the board of directors.

Article 198.	The auditors appointed by the Company shall hold office from the conclusion of the annual general meeting of shareholders at which they were appointed until the conclusion of the next annual general
	meeting of shareholders.	MP142

Article 199.	The auditors appointed by the Company shall enjoy the following rights:	MP143

(1) a right to review to the books, records and vouchers of the Company at any time, the right to require the directors, general manager, deputy general managers and other senior officers of the Company to supply relevant information and explanations;

(2) a right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanation as are necessary for the discharge of its duties;

(3) a right to attend shareholders’ general meetings and to receive all notices of, and other communications relating to, any shareholders’ general meeting which any shareholder is entitled to receive, and to speak at any shareholders’ general meeting in relation to matters concerning its role as the Company’s accountancy firm.

Article 200.	If there is a vacancy in the position of auditor of the Company, the board of directors may appoint an accountancy firm to fill such vacancy before the convening of the shareholders’ general meeting. Any other accountancy firm which has been appointed by the Company may continue to act during the
period during which a vacancy arises.	MP144

Article 201.	The shareholders in a general meeting may by ordinary resolution remove the Company’s auditors before the expiration of its term of office, irrespective of the provisions in the contract between the
Company and the Company’s auditors. However, the accountancy firm’s right to claim for damages
which arise from its removal shall not be affected thereby.	MP145

Article 202.	The remuneration of an accountancy firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in a general meeting. The remuneration of an accountancy firm
appointed by the board of directors shall be determined by the board of directors.	MP146

Article 203.	The Company’s appointment, removal or non-reappointment of an accountancy firm shall be resolved by the shareholders in a general meeting. Such resolution shall be filed with the State Council Securities
Policy Committee.	MP147, C.9 Zheng Jian Hai Han [1995] No. 1 App.13 Pt.D 1(e)(i)

Where a resolution at a general meeting of shareholders is passed to appoint as auditor a person other than an incumbent auditor, to fill a casual vacancy in the office of auditor, to reappoint as auditor a retiring auditor who was appointed by the board of directors to fill a casual vacancy or to remove an auditor before the expiration of his term of office, the following provisions shall apply:

(1) A copy of the appointment or removal proposal shall be sent (before notice of meeting is given to the shareholders) to the firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year (leaving includes leaving by removal, resignation and retirement).

(2) If the auditor leaving its post makes representations in writing and requests the Company to give the shareholders notice of such representations, the Company shall (unless the representations have been received too late) take the following measures:

(a) in any notice of the resolution given to shareholders, state the fact of the representations having been made; and

		(b)	attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in the Company’s Articles of Association.

(3)	If the Company fails to send out the auditor’s representations in the manner set out in sub-
paragraph (2) above, such auditor may (in addition to his right to be heard) require that the representations be read out at the meeting.

	(4)	An auditor which is leaving its post shall be entitled to attend the following shareholders’ general meetings:

		(a)	the general meeting at which its term of office would otherwise have expired;

		(b)	the general meeting at which it is proposed to fill the vacancy caused by its removal; and

		(c)	the general meeting which convened as a result of its resignation,

and to receive all notices of, and other communications relating to, any such meeting, and to speak at any such meeting which it attends on any part of the business of the meeting which concerns it as former auditor of the Company.

Article 204.	Prior notice should be given to the accountancy firm if the Company decides to remove such accountancy firm or not to renew the appointment thereof. Such accountancy firm shall be entitled to make representations at the shareholders’ general meeting. Where the accountancy firm resigns from its position as the Company’s auditors, it shall make clear to the shareholders in a general meeting whether there has been any impropriety on the part of the Company.			MP148, C.10 Zheng Jian Hai Han [1995] No. 1 App.13 Pt.D 1(e)(ii)- (e)(iv)

An accountancy firm may resign its office by depositing at the Company’s legal address a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice. Such notice shall contain the following statements:

	(1)	a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company; or

(2) a statement of any such circumstances.

Where a notice is deposited under the preceding sub-paragraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding sub-paragraph (2), a copy of such statement shall be placed at the Company for shareholders’ inspection. The Company should also send a copy of such statement by prepaid mail to every shareholder of Overseas-Listed Foreign Shares at the address registered in the register of shareholders.

Where the auditor’s notice of resignation contains a statement in respect of the above, it may require the board of directors to convene a shareholders’ extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.

CHAPTER 17: INSURANCE

Article 205.	The different types or items of the Company’s insurance shall be decided at a meeting of the board of directors in accordance with the relevant insurance law in China.

CHAPTER 18: LABOUR AND PERSONNEL MANAGEMENT SYSTEMS

Article 206.	The Company may at its discretion employ and dismiss employees and enter into employment contracts with such employees based on the business development needs of the Company and in accordance with the requirements of the laws and administrative regulations of the State.

Article 207.	The Company may formulate its labour and payroll systems and payment methods in accordance with the relevant laws and regulations of the State and the economical benefits of the Company.

Article 208.	The Company shall endeavour to improve its employee benefits and to continually improve the working environment and living standards of its employees.

Article 209.	The Company shall provide medical, retirement and unemployment insurance for its employees and put in place a labour insurance system, in accordance with the relevant laws and regulations of the State.

CHAPTER 19: TRADE UNIONS

Article 210.	The Company’s employees may form trade unions, carry on trade union activities and protect their legal rights. The Company shall provide the necessary conditions for such activities.

CHAPTER 20: MERGER AND DIVISION OF THE COMPANY

Article 211.	In the event of the merger or division of the Company, a plan shall be presented by the Company’s board of directors and shall be approved in accordance with the procedures stipulated in the Company’s Articles of Association. The Company shall then go through the relevant approval process. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger or division to acquire such dissenting shareholders’ shareholding at a fair price. The contents of the resolution of merger or division of the Company shall constitute special documents which shall be available for inspection by the shareholders of the Company.	MP149

Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares.

Article 212.	The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company.	MP150, App.3 7(1)

In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s merger resolution and shall publish a public notice in a newspaper at least three (3) times within thirty (30) days of the date of the Company’s merger resolution.

At the time of merger, rights in relation to debtors and indebtedness of each of the merged parties shall be assumed by the company which survives the merger or the newly established company.

Article 213.	Where there is a division of the Company, its assets shall be divided up accordingly.	MP151, App.3 7(1)

In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s division resolution and shall publish a public notice in a newspaper at least three (3) times within thirty (30) days of the date of the Company’s division resolution.

Debts of the Company prior to division shall be assumed by the companies which exist after the division in accordance with the agreement of the parties.

Article 214.	The Company shall, in accordance with law, apply for change in its registration with the companies registration authority where a change in any item in its registration arises as a result of any merger or division. Where the Company is dissolved, the Company shall apply for cancellation of its registration in accordance with law. Where a new company is established, the Company shall apply for registration thereof in accordance with law.	MP152

CHAPTER 21: DISSOLUTION AND LIQUIDATION

Article 215.	The Company shall be dissolved and liquidated upon the occurrence of any of the following events:	MP153

(1) a resolution for dissolution is passed by shareholders at a general meeting;

(2) dissolution is necessary due to a merger or division of the Company;

(3) the Company is legally declared insolvent due to its failure to repay debts as they become due; and

(4) the Company is ordered to close down because of its violation of laws and administrative regulations.

Sub-paragraphs (1) and (2) of the above shall be approved by the State Council’s foreign trade and economic authorities.

Article 216.	A liquidation committee shall be set up within fifteen (15) days of the Company being dissolved pursuant to sub-paragraph (1) of the preceding Article, and the composition of the liquidation committee of the Company shall be determined by an ordinary resolution of shareholders in a general meeting.	MP154

Where the Company is dissolved under sub-paragraph (3) of the preceding Article, the People’s Court shall in accordance with the provisions of relevant laws organise the shareholders, relevant organisations and relevant professional personnel to establish a liquidation committee to carry out the liquidation.

Where the Company is dissolved under sub-paragraph (4) of the preceding Article, the relevant governing authorities shall organise the shareholders, relevant organisations and professional personnel to establish a liquidation committee to carry out the liquidation.

Article 217.	Where the board of directors proposes to liquidate the Company for any reason other than the Company’s declaration of its own insolvency, the board shall include a statement in its notice convening a shareholders’ general meeting to consider the proposal to the effect that, after making full inquiry into the affairs of the Company, the board of directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.		MP155

Upon the passing of the resolution by the shareholders in a general meeting for the liquidation of the Company, all functions and powers of the board of directors shall cease.

The liquidation committee shall act in accordance with the instructions of the shareholders’ general meeting to make a report at least once every year to the shareholders’ general meeting on the committee’s income and expenses, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders’ general meeting on completion of the liquidation.

Article 218.

The liquidation committee shall, within ten (10) days of its establishment, send notices to creditors and shall, within sixty (60) days of its establishment, publish a public announcement in a news paper at least three (3) times.

MP156, App.3 7(1)

A creditor shall, within thirty (30) days of receipt of the notice, or for creditors who have not personally received such notice, within ninety (90) days of the date of the first public announcement, report its rights to the liquidation committee. When reporting his rights, the creditor shall provide an explanation of matters which are relevant thereto and shall provide evidential material in respect thereof. The liquidation committee shall register the creditor’s rights.

Article 219.	During the liquidation period, the liquidation committee shall exercise the following functions and powers:		MP157

	(1)	to sort out the Company’s assets and prepare a balance sheet and an inventory of assets respectively;

	(2)	to send notify the creditors or to publish public announcements;

	(3)	to dispose of and liquidate any unfinished businesses of the Company;

	(4)	to pay all outstanding taxes;

	(5)	to settle claims and debts;

(6) to deal with the surplus assets remaining after the Company’s debts have been repaid;

(7) to represent the Company in any civil proceedings.

Article 220.	After it has sorted out the Company’s assets and after it has prepared the balance sheet and an inventory of assets, the liquidation committee shall formulate a liquidation plan and present it to a shareholders’ general meeting or to the relevant governing authority for confirmation.	MP158

The company’s assets shall be distributed in accordance with law or regulation. If there is no applicable law, such distribution shall be carried out in accordance with a fair and reasonable procedure determined by the liquidation committee.

Any surplus assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the class of shares and the proportion of shares held.

During the liquidation period, the Company shall not commence any new business activities.

Article 221.	If after putting the Company’s assets in order and preparing a balance sheet and an inventory of assets in connection with the liquidation of the Company, the liquidation committee discovers that the Company’s assets are insufficient to repay the Company’s debts in full, the liquidation committee shall immediately apply to the People’s Court for a declaration of insolvency.	MP159

After a Company is declared insolvent by a ruling of the People’s Court, the liquidation committee shall transfer all matters arising from the liquidation to the People’s Court.

Article 222.	Following the completion of the liquidation, the liquidation committee shall prepare a liquidation report, a statement of income and expenses received and made during the liquidation period and a financial report, which shall be verified by a Chinese registered accountant and submitted to the shareholders’ general meeting or the relevant governing authority for confirmation.	MP160

The liquidation committee shall, within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the companies registration authority and apply for cancellation of registration of the Company, and publish a public announcement relating to the termination of the Company.

CHAPTER 22: PROCEDURES FOR AMENDMENT OF THE COMPANY’S ARTICLES OF ASSOCIATION

Article 223.	The Company may amend its Articles of Association in accordance with the requirements of laws, administrative regulations and the Company’s Articles of Association.	MP161

Article 224.	The Company’s Articles of Association shall be amended in the following manner:

(1) The Directors shall propose the manner in which the Company’s Article of Association shall be amended;

(2) The foregoing proposal shall be furnished to the shareholders in writing and a shareholders’ meeting shall be convened;

(3) The amendments shall be approved by votes representing more than two-thirds of the voting rights represented by the shareholders present at the meeting.

Article 225.	Amendment of the Company’s Articles of Association shall become effective upon receipt of approvals from the State Council’s foreign trade and economic authorities. Amendment involving the contents of the Mandatory Provisions of Overseas-Listed Companies’ Articles of Association (signed by the State Council’s securities authorities and the Economic Reform Committee of the State on 27 August 1994) (“Mandatory Provisions”) shall become effective upon receipt of approvals from the State Council’s securities authorities and the companies approving department authorised by the State Council. If there is any change relating to the registered particulars of the Company, application shall be made for change in registration in accordance with law.	MP162

CHAPTER 23: DISPUTE RESOLUTION

Article 226.	The Company shall abide by the following principles for dispute resolution:	MP163

(1) Whenever any disputes or claims arise between: holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested Shares and the Company’s directors, supervisors, general manager, deputy general managers or other senior officers; or holders of the Overseas-Listed Foreign—Invested Shares and holders of Domestic-Invested Shares, in respect of any rights or obligations arising from these Articles of

Association, the Company Law or any rights or obligations conferred or imposed by the Company Law and special regulations (including other relevant laws) or any other relevant laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.

		Where a dispute or claim of rights referred to in the preceding paragraph is referred to arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall, where such person is the Company, the Company’s shareholders, directors, supervisors, general manager, deputy general managers or other senior officers of the Company, comply with the arbitration.	C.11 Zheng Jian Hai Han [1995] No. 1

Disputes in respect of the definition of shareholders and disputes in relation to the register of shareholders need not be resolved by arbitration.

	(2)	A claimant may elect for arbitration to be carried out at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Centre in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects for arbitration to be carried out at Hong Kong International Arbitration Centre, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Centre.

	(3)	If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the PRC shall apply, save as otherwise provided in the laws and administrative regulations.

	(4)	The award of an arbitral body shall be final and conclusive and binding on all parties.

CHAPTER 24: SUPPLEMENTARY

Article 227.	The rules of meetings of the shareholders’ general meeting, the board of directors and the supervisory committee are attached as Appendices to this Articles of the Association of the Company.

Article 228.	Unless otherwise provided, the Company shall, where it is making a public announcement in the prescribed or approved manner, issue or deliver any notice or announcement in at least one (1) national newspaper which has been approved by the State Council Securities Policy Committee. And, where possible, to publish such notice or announcement in English and in Chinese on the same day in a major Chinese and a major English newspaper in Hong Kong respectively.

Article 229.	In these Articles of Association, references to “accountancy firm” shall have the same meaning as “auditors”.	MP165

Article 230.	The Company’s Articles of Association are written in Chinese and English. Both text shall be equally valid. If there is any discrepancy between the two versions, the Chinese version of the Articles of Association shall prevail.

Article 231.	These Articles of Association shall be interpreted by the Company’s board of directors.